UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Soliciting Material under §240.14a-12
Brooklyn ImmunoTherapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Brooklyn ImmunoTherapeutics, Inc.
10355 Science Center Drive, Suite 150
San Diego, California 92121
To the Stockholders of Brooklyn ImmunoTherapeutics, Inc.
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Brooklyn ImmunoTherapeutics, Inc., a Delaware corporation (the “Company” or “Brooklyn ImmunoTherapeutics”) to be held on September 21, 2022, at 11:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the Annual Meeting by visiting virtualshareholdermeeting.com/BTX2022.
The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We urge you to fill out and submit the enclosed proxy card today or follow the specific instructions on how to vote your shares by telephone or through the Internet.
You may cast your vote over the Internet, by telephone, or by completing and mailing a proxy card to ensure that your shares will be represented. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend and vote your shares electronically at the Annual Meeting.
Please note that the Company postponed and did not convene its 2022 annual meeting originally scheduled for June 7, 2022 (the “Original Meeting”), and instead set a new record date and is mailing new materials with respect to the Annual Meeting. Therefore, any proxy card or vote by telephone or the Internet previously received by the Company with respect to the Original Meeting will be disregarded for purposes of determining the number of votes cast with respect to each proposal described in the accompany proxy statement at the Annual Meeting.
Thank you for your continued investment in Brooklyn ImmunoTherapeutics.
/s/ Matthew Angel
Matthew Angel
Interim Chief Executive Officer and President

Brooklyn ImmunoTherapeutics, Inc.
10355 Science Center Drive, Suite 150, San Diego, California 92121
NOTICE OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) of Brooklyn ImmunoTherapeutics (the “Company” or “Brooklyn”) is to be held on September 21, 2022, at 11:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting virtualshareholdermeeting.com/BTX2022.
We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement (the “Proxy Statement”) accompanying this Notice:
1.
To vote to elect as directors the five nominees named in the attached proxy statement for a term of office expiring at the 2023 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	To consider and vote on a non-binding advisory resolution regarding the compensation of our named executive officers.
3.	To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the 2022 fiscal year.
4.
To approve an amendment to our Restated Certificate of Incorporation, as amended (the “Restated Certificate”), in the form set forth on Appendix A attached to this Proxy Statement (the “Amendment”), to effect a reverse stock split (the “Reverse Stock Split”) with respect to our issued and outstanding common stock, par value $0.005 per share, at a ratio of 1-for-10 to 1-for-20 (the “Range”), with the ratio at which the Reverse Stock Split would be effected (the “Effective Ratio”) to be a ratio within the Range to be determined at the discretion of our Board of Directors and included in a public announcement by the Company before the effectiveness of the Reverse Stock Split (the “Reverse Stock Split Proposal”).

5.	To consider any other business that is properly presented at the meeting and any adjournment or postponement thereof.
Please note that the record date for the Annual Meeting was changed from April 11, 2022 to August 3, 2022 to accommodate our previously announced postponement of the Annual Meeting. You may vote at the Annual Meeting if you were a record owner of our common stock as of the close of business on August 3, 2022.
The Notice of Internet Availability of Proxy Materials (“Notice”), Proxy Statement and form of proxy are first being distributed and made available on the Internet on or about August 12, 2022. As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials electronically or by mail.
Your vote is very important. Stockholders may vote their shares (1) at the virtual Annual Meeting, (2) by telephone, (3) through the Internet in advance, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone at 1-800-690-6903 or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. For specific instructions on how to vote your shares, please refer to the instructions on the Notice, in the section titled “INFORMATION ABOUT OUR ANNUAL MEETING” of the Proxy Statement or on the proxy card. Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice or the proxy card you received in the mail.

Please disregard any proxy materials you may have received relating to the Annual Meeting as previously scheduled on June 7, 2022. If you already voted pursuant to such materials, such prior vote will be disregarded and you will need to re-submit your vote in accordance with this Proxy Statement.
By order of the Board of Directors,
/s/ Matthew Angel
MATTHEW ANGEL
Interim Chief Executive Officer

San Diego, California
August 12, 2022
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on September 21, 2022. The Company’s Proxy Statement and Annual Report, provided to Stockholders on or about August 12, 2022 are available at proxyvote.com.

*	To be voted on at the meeting
i

Brooklyn ImmunoTherapeutics, Inc.
10355 Science Center Drive, Suite 150, San Diego, California 92121
PROXY STATEMENT
You are receiving this Proxy Statement because you owned shares of common stock, par value $0.005 (“common stock,” of Brooklyn ImmunoTherapeutics, Inc., a Delaware corporation (the “Company”), as of August 3, 2022, which entitles you to vote those shares at our 2022 Annual Meeting of stockholders (including any adjournments of or postponements thereof, the “Annual Meeting”). Our Board of Directors (the “Board”) is soliciting proxies from stockholders who wish to vote their shares at the Annual Meeting. By using a proxy, you can vote even if you do not attend the Annual Meeting. This amended and restated proxy statement (this “Proxy Statement”) describes and provides information about the matters on which you are being asked to vote so that you can make an informed decision. Brooklyn ImmunoTherapeutics, Inc. is referred to in this document as Brooklyn, we, us, our and the Company.
The Notice of Internet Availability of Proxy Materials (the “Notice”), Proxy Statement and form of proxy are first being distributed and made available on the Internet on or about August 12, 2022. Stockholders should review the information contained in this Proxy Statement together with our 2021 Annual Report, which accompanies this Proxy Statement.
Our Internet website and the information contained therein or linked thereto are not incorporated by reference or otherwise made a part of this Proxy Statement.
INFORMATION ABOUT OUR ANNUAL MEETING
When and where is the Annual Meeting?
The Annual Meeting will be held on September 21, 2022, at 11:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders to be held solely as a live webcast over the Internet at www.virtualshareholdermeeting.com/BTX2022. There will still not be a physical location for the Annual Meeting.
What if I already voted with respect to the Company’s Annual Meeting previously scheduled for June 7, 2022?
If you previously submitted a proxy card or voting instruction form or voted by Internet or telephone, then your previous choices for all matters being voted upon will be disregarded for the Annual Meeting. You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.proxyvote.com.
Why are we holding a virtual Annual Meeting?
We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, stockholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of stockholders, while also reducing the costs and environmental impact associated with an in-person meeting.
Who may attend the Annual Meeting?
Stockholders of record as of August 3, 2022 (which we refer to as the record date), or their duly appointed proxies, and our invited guests are permitted to attend the Annual Meeting.
Please note that the Annual Meeting was previously postponed from June 7, 2022 to September 21, 2022, and the record date was accordingly changed from April 11, 2022 to August 3, 2022. Therefore, stock ownership as of April 11, 2022 will not be sufficient for admission to the Annual Meeting.
How can I attend and participate in the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BTX2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time on September 21, 2022. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 10:45 a.m. Eastern Time, and you should allow ample time to ensure your ability to access the meeting.
We will hold our question and answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting.
You may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/BTX2022. The Chairman of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A replay of the Annual Meeting will be available on our website at https://www.brooklynitx.com after the meeting.
What is the purpose of the Annual Meeting?
The Annual Meeting will be held for the following purposes:
1.
To vote to elect as directors the five nominees named in this Proxy Statement for a term of office expiring at the 2023 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	To consider and vote on a non-binding advisory resolution regarding the compensation of our named executive officers.
3.	To ratify the appointment of Grant Thornton as our independent registered public accounting firm for the 2022 fiscal year.
4.
To approve an amendment to our Restated Certificate of Incorporation, as amended (the “Restated Certificate”), in the form set forth on Appendix A attached to this Proxy Statement (the “Amendment”), to effect a reverse stock split (the “Reverse Stock Split”) with respect to our issued and outstanding common stock, par value $0.005 per share, at a ratio of 1-for-10 to 1-for-20 (the “Range”), with the ratio at which the Reverse Stock Split would be effected (the “Effective Ratio”) to be a ratio within the Range to be determined at the discretion of our Board of Directors and included in a public announcement by the Company before the effectiveness of the Reverse Stock Split (the “Reverse Stock Split Proposal”).

5.	To vote on such other business, if any, as may properly come before the meeting and any adjournment or postponement thereof.
Can I vote at the Annual Meeting?
You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.proxyvote.com. If you have already voted previously by telephone or Internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.
If you earlier received proxy materials relating to the Annual Meeting as previously scheduled on June 7, 2022 and vote pursuant to those materials, such prior vote will be disregarded and you will need to re-submit your vote in accordance with this Proxy Statement.
Can I vote by telephone or Internet?
For beneficial stockholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Stockholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered stockholders with shares registered directly in their names with Computershare Trust Company, N.A (“Computershare”) will also be able to vote by telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Computershare you may vote those shares by calling the telephone number specified on your proxy card or accessing the Internet website address specified on your proxy card instead of completing and signing the proxy itself. Submitting a telephonic or Internet proxy will not affect your right to vote electronically at the Annual Meeting should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly.

The accompanying proxy card provides instructions on how to vote via the Internet or by telephone.
If you earlier received proxy materials relating to the Annual Meeting as previously scheduled on June 7, 2022 and vote pursuant to those materials, such prior vote will be disregarded and you will need to re-submit your vote in accordance with this Proxy Statement.
Who may vote?
The Board set August 3, 2022 as the new record date for the Annual Meeting. Holders of Brooklyn common stock at the close of business on the record date are entitled to vote their shares at the Annual Meeting, and any further postponements or adjournments of the Annual Meeting.
There were [58,825,739] shares of our common stock issued and outstanding as of the record date, all of which are entitled to be voted at the Annual Meeting. See “—What are the voting rights of Brooklyn stockholders?”
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with the SEC rules, we may furnish proxy materials, including this Proxy Statement and our 2021 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial stockholders as of August 3, 2022, which is the new record date for the Annual Meeting.
You may disregard any proxy materials you may have earlier received relating to the Annual Meeting as previously scheduled on June 7, 2022. If you already voted pursuant to such materials, such prior vote will be disregarded and you will need to re-submit your vote in accordance with this Proxy Statement.
How can I access the proxy materials over the Internet?
The Notice and proxy card or voting instruction form included with the proxy materials will contain instructions on how to view the proxy materials on the Internet. Electronic copies of this Proxy Statement and the 2021 Annual Report are available at www.proxyvote.com.
You may disregard any proxy materials you may have earlier received relating to the Annual Meeting as previously scheduled on June 7, 2022. If you already voted pursuant to such materials, such prior vote will be disregarded and you will need to re-submit your vote in accordance with this Proxy Statement.
How can I sign up for the electronic proxy delivery service?
The Notice and proxy card or voting instruction form included with the proxy materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by email will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
What are the voting rights of Brooklyn stockholders?
Holders of our common stock are entitled to one (1) vote per share on each matter that is submitted to stockholders for approval.
How do I revoke my proxy and change my vote?
You may change your vote or revoke your proxy at any time before the vote at the Annual Meeting. You may change your vote prior to the Annual Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Annual Meeting at Brooklyn ImmunoTherapeutics, Inc., Attention: Secretary, 10531 4S Commons Drive, Suite 160-550, San Diego, CA 92127. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet or by telephone. Attendance at the virtual meeting will not by itself revoke a previously granted proxy. If you hold shares in street name and wish to change your vote, you must follow the directions provided by your brokerage or other financial intermediary.

What are the voting recommendations of the Board?
The Board recommends that you vote:
•	FOR the election of each of the director nominees named in this Proxy Statement;
•	FOR approval of a non-binding advisory resolution regarding the compensation of our named executive officers;
•	FOR ratification of Grant Thornton as the Company’s independent registered public accounting firm for the 2022 fiscal year; and
•	FOR approval of the Reverse Stock Split Proposal, including the Amendment and the Reverse Stock Split.
What happens if I submit or return my proxy card without voting?
When you properly submit your proxy, the shares it represents will be voted at the Annual Meeting in accordance with your directions. Unless otherwise specified in the proxy, shares of our stock represented by proxies will be voted:
•	FOR the election of each of the director nominees named in this Proxy Statement;
•	FOR approval of a non-binding advisory resolution regarding the compensation of our named executive officers;
•	FOR ratification of Grant Thornton as the Company’s independent registered public accounting firm for the 2022 fiscal year;
•	FOR approval of the Reverse Stock Split Proposal, including the Amendment and the Reverse Stock Split; and
•
In accordance with the recommendation of our Board of Directors “FOR” or “AGAINST” all other business as may properly be brought before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

What constitutes a quorum?
The presence at the meeting, virtually or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the meeting as of the record date will constitute a quorum, permitting the conduct of business at the Annual Meeting.
If less than a majority of such shares of common stock is represented at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken, unless (i) the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed or (ii) the Board fixes a new record date for the Annual Meeting, in which cases notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity with our Bylaws.
What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?
Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
How many votes are needed for the proposals to pass?
Election of Directors
Under our Bylaws, if a quorum is present, the director nominees will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes cast in favor of their election will be elected.

Stockholders entitled to vote may vote in favor of all of the nominees or any individual nominee or withhold their votes as to all the nominees or any individual nominee.
Approval of a Non-Binding Advisory Resolution Regarding the Compensation of our Named Executive Officers
If a quorum is present, approval requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.
Ratification of Grant Thornton as our Independent Registered Public Accounting Firm
If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting are cast “FOR” ratification.
Approval of the Amendment, to effect the Reverse Stock Split at the Effective Ratio
If a quorum is present, approval of the Amendment to effect the Reverse Stock Split requires that a majority of the voting power of all of our outstanding common stock are cast “FOR” approval.
What is the effect of abstentions?
Proxies received but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum, but abstentions will not have an effect on the outcome of any proposal other than Proposal No. 4 (the Reverse Stock Split Proposal). Although an abstention on Proposal No. 4 will not be counted as a vote cast, it will have the practical effect of a vote against Proposal No. 4 because approval of Proposal No. 4 requires the approval of a majority of the voting power of all of our outstanding shares of common stock.
What are “broker non-votes” and what effect do they have on the proposals?
Broker non-votes occur when a broker, bank, or other nominee holds shares in “street name” for a beneficial owner and that nominee does not vote the shares because it (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to a particular proposal. Broker non-votes are counted for purposes of determining the existence of a quorum at the Annual Meeting, but they will have no effect on the outcome of any proposal on which we receive a broker non-vote other than Proposal No. 4 (Reverse Stock Split Proposal). Although a broker non-vote will not be counted as a vote cast, it will have the practical effect of a vote against Proposal No. 4 because approval of Proposal No. 4 requires the approval of majority of the voting power of all of our outstanding common stock.
A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, which include the proposal to ratify Grant Thornton as our independent public accounting firm for the 2022 fiscal year (Proposal No. 3) and the Reverse Stock Split Proposal (Proposal No. 4). On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, which include Proposals 1 and 2 described in this Proxy Statement.
If you hold your shares in street name, it is critical that you provide your broker, bank, or other nominee with instructions on how to cast your vote if you want it to count in the election of directors (Proposal No. 1) and with respect to the non-binding advisory resolution (Proposal No. 2) described in this Proxy Statement. If you hold your shares in street name, and you do not instruct your broker, bank, or other nominee how to vote, then it will not be voted for the election of directors or with respect to the non-binding advisory resolutions.
If any other routine matters are properly brought before the Annual Meeting in addition to Proposals 3 and 4, then brokers holding shares in street name may vote those shares in their discretion for any such routine matters.
What is “householding” and how does it work?
The U.S. Securities and Exchange Commission (the “SEC”) rules permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering only one (1) copy of our annual report and this Proxy Statement or the Notice addressed to those stockholders, if consented to by the stockholders. This delivery method, called “householding,” reduces our printing and mailing costs and provides extra convenience for stockholders. Stockholders who participate in householding and who request to receive printed proxy materials will continue to receive separate proxy cards.
Once a stockholder has received notification from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” A stockholder may revoke such stockholder’s consent by notifying its broker or delivering written notice of such revocation to the Company at Brooklyn ImmunoTherapeutics, Inc., Attention: Secretary, 10531 4S Commons Drive, Suite 160-550, San Diego, CA, 92127. Upon written or oral request of a stockholder at a shared address to which a single copy of this Proxy Statement and 2021 Annual Report or Notice was delivered, we will deliver promptly separate copies of these documents or do so in the future if requested.
How to Submit Stockholder Proposals for Next Year’s Annual Meeting
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) must comply with our Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at Brooklyn ImmunoTherapeutics, Inc., Attention: Secretary, 10531 4S Commons Drive, Suite 160-550, San Diego, CA, 92127. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2023 Annual Meeting must be received no later than April 14, 2023 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under the rules of the SEC, in the event we change the date of our 2023 Annual Meeting by more than thirty days from the one-year anniversary of the Annual Meeting, the deadline for a stockholder proposal to be included in our proxy statement and form of proxy relating to our 2023 Annual Meeting is a reasonable time before we begin to print and send our proxy materials for such meeting. Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2023 Annual Meeting between the close of business on April 14, 2023 and close of business on May 14, 2023. If we change the date of our 2023 Annual Meeting by more than thirty days before, or more than thirty days after, the one-year anniversary of the Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2023 Annual Meeting or, if later, the tenth day following the day on which public announcement of the date of such meeting is first made. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominees.
If a stockholder notifies us of an intent to present a proposal at the 2023 Annual Meeting at any time after June 28, 2023 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials. Under the rules of the SEC, in the event we change the date of our 2023 Annual Meeting by more than thirty days after the one-year anniversary of the Annual Meeting, the deadline for a stockholder to submit a proposal for the 2023 Annual Meeting is a reasonable time before we begin to print and send our proxy materials.
Who tabulates the votes?
Prior to the Annual Meeting, we will select an inspector of election for the meeting. Such inspector will determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.
Who pays the cost of this proxy solicitation?
The Company is making this solicitation. We pay the cost of soliciting your proxy, and we reimburse brokerage firms and others for forwarding proxy materials to you. Our directors, officers and employees may participate in the solicitation of proxies without additional consideration. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant.

Will a list of stockholders entitled to vote at the Meeting be available?
In accordance with Delaware law, a list of stockholders entitled to vote at the Meeting will be available at our executive office in San Diego, California on September 11, 2022, and will be accessible for ten days prior to the Meeting between the hours of 9:00 a.m. and 5:00 p.m. The list of stockholders will also be available electronically at the Meeting.

DIRECTORS & EXECUTIVE OFFICERS
Directors & Executive Officers
Pursuant to the authority granted to our Board under Article III of our Bylaws, the Board shall determine the number of directors constituting the entire Board by duly adopted resolutions of the Board, and the Board has fixed such number at five. All five directors are to be elected at the Annual Meeting, each to hold office until the 2023 annual meeting of stockholders or until his or her successor is duly elected and qualified. Each stockholder of record on August 3, 2022 is entitled to cast one vote for each share of our common stock either in favor of or against the election of each nominee, or to abstain from voting on any or all nominees. Although management does not anticipate that any nominee will be unable or unwilling to serve as a director, in the event of such an occurrence, proxies may be voted in the discretion of the persons named in the proxy for a substitute designated by the Board, unless the Board decides to reduce the number of directors constituting the Board. Our directors are elected by a plurality of vote cast; therefore, the nominees who receive the largest number of votes cast in favor of their election will be elected.
The names of our directors nominees and executive officers and their respective ages, positions, biographies and, in the case of directors, their qualifications to serve as directors, are set forth below.
Name	Age	Position(1)
Andrew Jackson	53	Chief Financial Officer
Kevin D’Amour	49	Chief Scientific Officer
Roger Sidhu	46	Chief Medical Officer
Sandra Gurrola	55	Vice President, Finance
Charles Cherington	59	Chairman of the Board
Matthew Angel	41	Interim President and Chief Executive Officer and Director
Gregory Fiore	52	Director
William Wexler	63	Director
Nicholas J. Singer	42	Director
(1)	Each nominee for director has been reviewed and recommended for nomination by our Nominating and Corporate Governance Committee and has consented to serve as a director if elected.
Andrew Jackson has served as our Chief Financial Officer since May 2022. Prior to that, Mr. Jackson served as the Chief Financial Officer of Ra Medical Systems, Inc. (NYSEAmerican: RMED) from April 2018 until May 2022, and as its Secretary from August 2021 to May 2022. From October 2016 to April 2018, he was Chief Financial Officer for AltheaDx, Inc, a molecular diagnostics company specializing in precision medicine. From March 2014 to March 2016, Mr. Jackson held senior financial positions, including Chief Financial Officer, at Celladon Corporation, a publicly-traded, clinical stage biotechnology company. From April 2013 to March 2014, he held senior financial positions at Sapphire Energy, an industrial biotechnology company. Mr. Jackson received a MSBA in Finance in December 2006 from San Diego State University and a BSB in Accounting in June 1992 from the University of Minnesota. Mr. Jackson is also a certified public accountant (inactive).
Kevin A. D’Amour, Ph.D., has served as our Chief Scientific Officer since June 2021. Prior to that, Dr. D’Amour served as Vice President, Research and Chief Scientific Officer of ViaCyte, Inc., a clinical stage company developing stem cell-based therapy for type 1 and insulin-dependent type 2 diabetes, from 2011 to 2021. He also served as Director, Stem Cell Biology of ViaCyte from 2010 to 2011. Dr. D’Amour received a Ph.D. in Biology from the University of California, San Diego and a B.S. in Animal Science from the University of New Hampshire.
Roger Sidhu, M.D., has served as our Chief Medical Officer since September 2021. Prior to that, he served as Executive Vice President, Head of Research and Development and Chief Medical Officer of Roivant Sciences Ltd., a healthcare company focused on applying technology to drug development, from 2020 to 2021. From 2018 to 2020, Dr. Sidhu was Vice President of Clinical Development of Kite Pharma, Inc., a pharmaceutical company focused on cell therapy and a subsidiary of Gilead Science, Inc. He severed as Chief Medical Officer of Cell Design Labs, Inc., a biotechnology company developing cell-based therapies, from 2017 to 2018. Previously, Dr. Sidhu served in various roles of increasing responsibility, including Global Product General Manager of Translational Sciences of Amgen, Inc., a biopharmaceutical company, from 2016 to 2017. Dr. Sidhu received an M.D. from Queen’s University and a B.Sc. in Biochemistry from the University of Alberta.

Sandra Gurrola has served as our Vice President of Finance since June 2021. Prior to that, she served as the Senior Vice President of eGames.com Holdings, LLC from March 2021 to June 2021 and as a consultant to the Company. Ms. Gurrola served as Senior Vice President of Finance to NTN Buzztime, Inc. from September 2019 to March 2021 and its Vice President of Finance from 2014 until 2019. From 2009 to 2014, Ms. Gurrola served NTN Buzztime, Inc. in various leadership accounting roles, including Director of Accounting, Director of Financial Reporting and Compliance and Controller. Previously, she was a senior manager of financial reporting for Metabasis Therapeutics, Inc., a biotechnology company. Ms. Gurrola received a B.A. in English from San Diego State University.
Director Nominees
Charles Cherington, Chairman, has served on our Board of Directors since March 2021. Prior to that, Mr. Cherington served on our board of managers from 2018 through 2021. Mr. Cherington is a Co-Founder and Managing Partner of Ara Partners, a global private equity firm focused on industrial decarbonization investments founded in 2017. Previously, Mr. Cherington co-founded and served as Managing Partner of Intervale Capital, a middle-market private equity firm focused on investments in energy and infrastructure sectors, from 2006 to 2017. Mr. Cherington was Founder and Sole Partner of Cherington Capital, a private equity firm, from 2002 to 2006. In 1999, Mr. Cherington co-founded Paratus Capital Management, LLC, a venture capital firm, where he served as Partner until 2004. Prior to 1999, Mr. Cherington served in various positions with Lochridge & Company, Inc., a business management consulting firm, and as an investment banker for Credit Suisse First Boston. Mr. Cherington received a B.A. in History from Wesleyan University and an M.B.A. from the University of Chicago.
Mr. Cherington’s qualifications to serve on our Board of Directors include his extensive experience and senior management roles in companies in the life sciences and private equity industries, and his business training and education.
Matthew Angel, Ph.D., has served as Interim President, Chief Executive Officer and one of our directors since May 2022. Prior to that, Dr. Angel co-founded Factor Bioscience Limited (“Factor”), a biotechnology company focused on developing mRNA and cell-engineering technologies, and has served as its President, Chief Executive Officer and Chairman of its Board of Directors from since 2011. In 2020, Dr. Angel co-founded Exacis Biotherapeutics Inc. (“Exacis”), an immuno-oncology company, for which he serves as the Scientific Advisory Board Chair. Dr. Angel previously served as the Chief Science Officer, Secretary, Treasurer and as a director of Exacis Biotherapeutics Inc., and as the Chief Science Officer, Secretary and as a director of Novellus, Inc. (“Novellus”), a pre-clinical stage biotechnology company focused on developing engineered cellular medicines using its licensed, patented non-immunogenic mRNA, from 2014 until the sale of Novellus to the Company in July 2021. Dr. Angel received a Ph.D. from the Massachusetts Institute of Technology in 2012 and a B.S. in Engineering from Princeton University in 2003.
Dr. Angel’s qualifications to serve on our Board include his expertise in the healthcare industry, his business training and education, and his extensive experience managing biotechnology companies.
Gregory Fiore, M.D., has served on our Board of Directors since June 2022. Dr. Fiore has served as a director and as the President and Chief Executive Officer of Exacis since June 2020. Dr. Fiore co-founded Sollis Therapeutics (“Sollis”), a clinical-stage pharmaceutical company, where he served as President, Chief Executive Officer and Director from 2017 to 2019 and as Vice President and Chief Medical Officer from 2019 to 2020. Prior to Sollis, Dr. Fiore provided senior medical support as a consultant and acting Chief Medical Officer for various early-stage biotechnology companies through the following private healthcare consulting firms he founded, Fiore Healthcare Advisors, SSI Strategy and GJFMD Consulting. Dr. Fiore was also the Chief Medical Officer of The Medicines Company (NASDAQ: MDCO), held leadership roles at Merck & Co., Inc. (NYSE: MRK) and Abbott Laboratories (NYSE: ABT) and was a management consultant at McKinsey and Company. Dr. Fiore has served as a member of the Business Advisory Board for The Advanced Group of Companies since 2017. Dr. Fiore completed his Internal Medicine internship and residency at Harvard Medical School and received his MD degree from New York Medical College.
Dr. Fiore’s qualifications to serve on our Board include his extensive background in the healthcare and pharmaceutical industries, and his medical education and training.
William Wexler has served on our Board of Directors since June 2022. Prior to joining our Board of Directors, Mr. Wexler worked on over 150 individual projects, serving in various capacities including as Chairman, Chief Executive Officer, Chief Restructuring Officer and other designated roles of senior responsibility. Mr. Wexler has served as the Managing Member of WEXLER Consulting LLC, a management consulting firm, since 2012. From 2012 to 2019, he served in various roles, including as Chairman of the Board, interim Chief Executive Officer, Chief Executive Officer and sole director and stockholder representative of Upstate New York Power Products, Inc., a holding company that owned and operated power plants throughout upstate New York. From 2012 to 2013, Mr. Wexler served as Chief Restructuring Officer of VMR Electronics, LLC, a manufacturer of cable assembly products for the electronics interconnect industry. Prior to that, he served as a Managing Director and national finance practice lead at BBK, Ltd., a turn-around advisory firm, from 2006 to 2011. Mr. Wexler served as group Managing Director of corporate restructuring at Huron Consulting Group, LLC from 2002 to 2005. Previously, he was a Managing Director at Berenson Minella & Co., a boutique investment-banking firm, from 2000 to 2002. Between 1986 and 2000 he served as a Senior Director at BNP Paribas, where he established and led Paribas Properties, Inc., a real estate investment arm of the bank, and also where he was a lead officer of the then newly created U.S. asset workout group. Mr. Wexler started his professional career in 1981 in commercial lease brokerage, asset management and investment sales at Jones Lang Wootton (now Jones Lang LaSalle) where he worked until 1986. He earned a B.A. in Political Science from Johns Hopkins University.
Mr. Wexler’s qualifications to serve on our Board include his experience in investment and senior management roles, as well as his business training and education.
Nicholas J. Singer has served on our Board of Directors since June 2022. Mr. Singer has over 20 years of experience in finance and investments. Mr. Singer is the Founder of Purchase Capital LLC, an investment firm that serves as his family office and sponsor to leading institutional investors and third-party family offices. Since Mr. Singer became Managing Member in 2013, Purchase Capital has provided patient capital for private and public companies that have significant potential for long-term value creation. From August 2020 through May 2022, Mr. Singer served as the Chairman and Chief Executive Officer of OTR Acquisitions Corp., a blank check company formed for the purposes of engaging in business combinations. From March 2021 through April 2021, Mr. Singer served on the Board and as a member of its audit committee. He is also the Founder & Executive Chairman of United Parks, the Chairman of the board of directors of Only What You Need, Inc., the Executive Chairman of IntegriCo Composites and a Trustee of the Pérez Art Museum Miami. From 2007 to 2013, Mr. Singer was the Co-Founder & Co-Managing Member of Standard General, a Securities and Exchange Commission (the “SEC”) registered investment advisor which managed over $1 billion of assets during his tenure. Prior to that, he was a Co-Founder of Cyrus Capital Partners, a Principal at Och-Ziff Capital Management, and an Analyst in High Yield Trading and in the Principal Investment Area at Goldman Sachs & Co. Mr. Singer also served as a director for, and was on the audit committee of, Aquila, Inc. from 2006 to 2008. He graduated summa cum laude with a B.S. in Economics from the Wharton School and a B.A.S. in Electrical Engineering from the School of Engineering and Applied Science at the University of Pennsylvania.
Mr. Singer’s qualifications to serve on our Board include his extensive management, investment and financial experience, his business training and education, and his background serving on boards.
Family Relationships
There are no family relationships between any of our officers or directors.
Involvement in Certain Legal Proceedings
Our directors and executive officers are not parties to any material legal proceedings.

CORPORATE GOVERNANCE
Overall Role of the Board
Our common stock is listed on the Nasdaq Global Market under the symbol “BTX.” Pursuant to our Bylaws and the Delaware General Corporation Law, our business and affairs are managed under the direction of our Board. Directors are kept informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board and its committees.
The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that contain general principles regarding the responsibilities and function of our Board and Board Committees. The Guidelines are available at: www.brooklynitx.com under Governance. Information contained on, or accessible through, our website does not form a part of this proxy statement and is not incorporated by reference.
Board Leadership Structure
The Board believes it is appropriate to separate the roles of the Chairman of the Board and the Chief Executive Officer. The Chairman of the Board is charged with acting as a liaison between the Board and our management team, including oversight of management’s implementation of the Board’s strategies and directives. The Chief Executive Officer is responsible for providing general supervision of the affairs of the Company and general control of all of our business subject to the ultimate authority of the Board.
Mr. Cherington has served as the Chairman of the Board of Directors since March 2021, and Dr. Angel has served as the Interim Chief Executive Officer and President since May 2022.
The Board believes it is appropriate at this time in our growth for Mr. Cherington to serve as Chairman because his strong management experience, knowledge of our industry, and innovative leadership skills support management’s execution of our strategy and focus our directors’ attention on the most critical matters affecting our business.
Risk Oversight. One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our Nominating and Corporate Governance Committee is responsible for periodically evaluating our company’s corporate governance policies and systems.
Diversity and Inclusion. Although we do not have a formal diversity policy, the Nominating and Corporate Governance Committee, in accordance with its policies and procedures for director candidates, seeks to identify candidates who will enhance the Board’s overall diversity.

Board Diversity Matrix as of August 3, 2022
Total number of directors	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		5	—	—
Part II: Demographic Background
African-American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic	—		—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White		4	—	—
Two or more races or ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not disclose demographic background	—	1	—	—
Corporate Governance Guidelines. Our Board strongly supports effective corporate governance and has developed and followed a program of strong corporate governance. Our Nominating and Corporate Governance Committee is responsible for overseeing our Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. Our Guidelines are published on our website at www.brooklynitx.com and are available in print to any stockholder who requests them from our Secretary.
Director Independence. Our Board undertook a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that the Board meets independence standards under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. The Board of Directors has affirmatively determined that the following Directors are “independent” as defined in the listing standards of Nasdaq: Charles Cherington, Nicholas J. Singer and William Wexler. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Code of Ethics. Our Board has adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Conduct and Ethics is available on our website. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or in our public filings. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.
Board Meetings. The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. Independent directors meet at regularly scheduled executive sessions without management present. All of our directors are encouraged to attend our Annual Meeting of stockholders
Our Board held 17 meetings in fiscal year 2021. Each director attended at least 75 percent of the aggregate of the total number of Board meetings and the total number of meetings held by all committees of the Board on which he or she served.
Board Committees.
Our Board has three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. Each of the committees reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

The table below provides current committee membership information:
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Nicholas J. Singer	X	Chair	X
William Wexler	Chair	X	X
Charles Cherington	X	X	Chair
Committee Meetings. During 2021, our Audit Committee held 11 meetings; our Compensation Committee held 8 meetings; and our Nominating and Corporate Governance Committee held 1 meeting.
Audit Committee. We have a standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is responsible for, among other things:
•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related person transactions; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Our Audit Committee consists of Charles Cherington, Nicholas J. Singer and William Wexler, with Mr. Wexler serving as the chair. Our Audit Committee meets the requirements for independence of Audit Committee members under applicable Nasdaq and SEC rules, including Rule 10A-3 promulgated under the Exchange Act. All of the members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. In addition, Mr. Singer qualifies as our “Audit Committee financial expert,” as such term is defined in Item 407 of Regulation S-K.
Our Board has adopted a written charter for the Audit Committee, which is available on our website at: www.brooklynitx.com under Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.
The Report of the Audit Committee, which is set forth in this Proxy Statement, further describes the Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2021.
Compensation Committee. Our Compensation Committee is responsible for, among other things:
•	reviewing and approving the corporate goals and objectives, evaluating the performance and reviewing and approving the compensation of our executive officers;
•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans, policies and programs;
•	reviewing and approving all employment agreement and severance arrangements for our executive officers;
•	making recommendations to our Board of Directors regarding the compensation of our directors; and
•	retaining and overseeing any compensation consultants.

Our Compensation Committee consists of Charles Cherington, Nicholas J. Singer and William Wexler, with Mr. Singer serving as the chair. Each member of our Compensation Committee is independent, as defined under the Nasdaq listing rules, which also satisfies Nasdaq’s additional independence standards for Compensation Committee members. Each member of our Compensation Committee is a non-employee director (within the meaning of Rule 16b-3 under the Exchange Act).
The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. In carrying out its responsibilities, the Compensation Committee shall be entitled to rely upon the advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the Compensation Committee may consult.
Our Board has adopted a written charter for the Compensation Committee, which is available on our website at: www.brooklynitx.com under Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.
Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;
•	overseeing succession planning for our executive officers;
•	periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors;
•	overseeing periodic evaluations of the effectiveness of our Board of Directors and its committees; and
•	developing and recommending to our Board of Directors a set of corporate governance guidelines.
Our Nominating and Corporate Governance Committee consists of Charles Cherington, Nicholas J. Singer and William Wexler, with Mr. Cherington serving as the chair. Each member of our Nominating and Corporate Governance Committee is independent as defined under the Nasdaq listing rules.
Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at: www.brooklynitx.com under Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.
Director Nominations. The Nominating and Corporate Governance Committee may solicit recommendations for the Board from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, or any other source it deems appropriate, including stockholders. The Committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. In identifying and evaluating proposed director candidates, the Nominating and Corporate Governance Committee considers, in addition to the minimum qualifications and other criteria for Board membership, all facts and circumstances that it deems appropriate or advisable, including, among other things:
•	The skills of the proposed director candidate.
•	His or her depth and breadth of business experience.
•
Whether the nominee would help achieve a mix that represents a diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation or other background characteristics.

•	His or her independence.
•	The needs of the Board.
The Nominating and Corporate Governance Committee will consider candidates recommended by the Company’s stockholders holding at least three (3%) of the Company’s common stock continuously for at least twenty four (24) months prior to the date of the submission of the recommendation in the same manner as candidates recommended from other sources.

Although we have not adopted a formal policy regarding the consideration of Board candidates recommended by our stockholders, the Board believes that the procedures set forth in our Bylaws are currently sufficient and that the establishment of a formal policy is not necessary. Without limiting the requirements contained in our Bylaws, the recommendation must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of capital stock of the Company that are owned beneficially or of record by the person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Company’s books, (B) the class and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made and (C) any material interest of the stockholder in such nomination. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
While we do not have a formal diversity policy with respect to Board composition, the Board believes it is important for the Board to have diversity of knowledge base, professional experience and skills, and the Corporate Governance and Nominating Committee takes these qualities into account when considering director nominees for recommendation to the Board. We believe diversity of perspectives and experience enhances our effectiveness. Given our commitment to diversity and related considerations in our appointment, hiring, and promotion practices, we have not adopted a formal diversity policy or specific diversity targets for determining Board membership or executive appointments. However, the Board remains committed to monitoring best practices and corporate governance developments in this area.
Director Election – Plurality Vote. Director nominees are elected by our stockholders based on a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes cast will be elected.
Management Succession. As reflected in our Nominating and Corporate Governance Committee Charter, one of the Board’s primary responsibilities includes planning for CEO succession and monitoring and advising on management’s succession planning for other key officers of the Company, with the goal of establishing an effective succession plan. Our Nominating and Corporate Governance Committee and the Board have not yet established a formal succession plan for our CEO, but the Board routinely discusses management succession during the course of its meetings, including during sessions held by the Company’s non-management directors and our Nominating and Corporate Governance Committee has identified individuals who would be able to undertake the CEO’s duties on an interim basis if necessary.
Communications with the Company and the Board. All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to Brooklyn ImmunoTherapeutics, Inc., Attention: Secretary, 10531 4S Commons Drive, San Diego, CA 92127, or by e-mail to ajackson@brooklynitx.com or sgurrola@brooklynitx.com.
Interested parties may also communicate with our Board by calling (212) 582-1199 in the United States. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).
Corporate Governance Documents. Our website is at www.brooklynitx.com. Please visit our website under the section captioned “Governance” for the following:
•	Committee Charters (Audit, Nominating and Corporate Governance and Compensation),
•	Corporate Governance Guidelines and
•	Code of Business Conduct and Ethics.
These materials may also be requested in print by writing to our Secretary at Brooklyn ImmunoTherapeutics, Inc., 10531 4S Commons Drive, San Diego, CA 92127.

Certain Relationships and Related Party Transactions
Except as set forth below, since January 1, 2021, there has not been nor are there currently proposed any transactions or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for the last two completed fiscal years and in which any director, executive officer, holder of more than 5% of the common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
As previously reported, the Company paid consideration totaling approximately $124.0 million in respect of our acquisition of Novellus, Inc., which we refer to as the Novellus Acquisition, consisting of (a) $22.8 million in cash and (b) approximately 7,022,000 shares of our common stock, which under the terms of the agreement and plan of acquisition, dated as of July 16, 2021, by and between the Company, Novellus and the other parties thereto (the “Novellus Acquisition Agreement”), were valued at a total of $102.0 million, based on a price of $14.5253 per share of our common stock. In connection with the Novellus Acquisition, (i) Factor, of which Dr. Angel beneficially owns approximately 64% of its outstanding equity, received approximately $1.7 million in cash consideration from us and approximately 2,581,000 shares of common stock, and (ii) Dr. Angel received approximately $2.0 million in cash consideration from us and approximately 623,000 shares of common stock. In addition, Dr. Angel also received approximately 286,000 shares of common stock, which we had placed in escrow for a period that ended on July 16, 2022 to secure indemnification obligations to us under the Novellus Acquisition Agreement.
Also as previously reported, on April 26, 2021, Brooklyn ImmunoTherapeutics LLC (“Brooklyn LLC”), a subsidiary of the Company, entered into an exclusive license agreement (the “License Agreement”), with Novellus, Ltd., a subsidiary of Novellus, and Factor (the “Licensors”), to license the Licensors’ intellectual property and mRNA cell reprogramming and gene editing technology for use in the development of certain cell-based therapies to be evaluated and developed for treating human diseases, including certain types of cancer, sickle cell disease, and beta thalassemia. Pursuant to the License Agreement, Brooklyn LLC paid the Licensors a total of $4.0 million in connection with the execution of the License Agreement. The completion of the Novellus Acquisition relieved the Company of potential obligations to pay Novellus, Ltd. certain upfront fees, clinical development milestone fees and post-registration royalties under the License Agreement. The agreements with Factor under the License Agreement remain unchanged. Pursuant to the License Agreement, Brooklyn LLC paid Factor an additional $2.5 million in October 2021, and is obligated to pay Factor $3.5 million in October 2022.
On June 27, 2022, the Audit Committee approved the Company’s entry into an option agreement with Exacis (the “Exacis Option Agreement”), pursuant to which the Company would receive from Exacis an option to negotiate and enter into an exclusive license to certain of the technology granted to Exacis under a license agreement with Factor, which provides that Exacis is the exclusive licensee of certain technology, which includes a right to grant sublicenses with respect thereto. Dr. Fiore, a member of the Board, is the co-founder and serves as the President and Chief Executive Officer of Exacis and owns approximately 10% of the issued and outstanding equity in Exacis. Dr. Angel, a member of the Board and the Company’s interim Chief Executive Officer, is the co-founder of Exacis and serves on its Scientific Advisory Board, and owns approximately 87.5% of the issued and outstanding equity in Exacis. The Exacis Option Agreement provides that the Company will pay Exacis, by September 30, 2022, a fee of $250,000 for such option, and the definitive license agreement entered into pursuant to the Exacis Option Agreement, if at all, will provide for the payment of certain license and milestone fees by the Company to Exacis up to $69.5 million. The Company has not entered into the Exacis Option Agreement, and there is no assurance that the Company will in fact enter into the Exacis Option Agreement on the foregoing terms or at all.
With respect to Mr. Singer, Mr. Singer, directly and indirectly, participated in a rights offering by the Company for its Class A unit holders in March 2021 for an aggregate investment amount of $1,287,464.96.

Related Party Transaction Policy
Our Audit Committee is responsible for the review, approval, or ratification of any potential conflict of interest transaction involving any of our directors or executive officers, director nominees, any person known by us to be the beneficial owner of more than 5% of our outstanding capital stock, or any family member of or related party to such persons, including any transaction required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC.
In reviewing any such proposed transaction, our Audit Committee is tasked with considering all relevant facts and circumstances, including the commercial reasonableness of the terms, the benefit or perceived benefit, or lack thereof, to us, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or apparent conflict of interest of the related person.
Under our policy, employees are required to report any material transaction or relationship that could result in a conflict of interest to our compliance officer.

STOCK OWNERSHIP
The following table sets forth information known to us regarding beneficial ownership of common stock as of August 3, 2022 by:
•	each person known by us to be the beneficial owner of more than 5% of outstanding common stock;
•	each of our named executive officers and directors; and
•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, warrants and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of August 3, 2022, assuming that the liquidity event vesting conditions had been satisfied as of such date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.
The beneficial ownership of our common stock is based on 58,825,739 shares of our common stock outstanding as of August 3, 2022.
Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him.
Unless otherwise noted, the business address of each of these shareholders is c/o Brooklyn ImmunoTherapeutics, Inc. 10355 Science Center Drive, Suite 150, San Diego, CA 92121.
Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned	Series A Convertible Preferred Stock Beneficially Owned	Percentage of Series A Convertible Preferred Stock Beneficially Owned	Percentage of Total Voting Power
Greater than 5% Stockholders:
Charles Cherington(1)	6,003,854	10.2%	71,306	45.7%	10.2%
Factor Bioscience Inc.(2)	4,847,385	8.2%	—	—	8.2%
John Halpern(3)	4,780,307	8.1%	—	—	8.1%
Named Executive Officers and Directors:
Charles Cherington(1)	6,003,854	10.2%	71,306	45.7%	10.2%
Matthew Angel(4)	3,696,916	6.3%	—	—	6.3%
Gregory Fiore(5)	64,478	*	—	—	*
William Wexler(5)	64,478	*	—	—	*
Nicholas J. Singer(6)	2,159,478	3.7%	—	—	3.7%
Andrew Jackson	—	—	—	—	—
Kevin D’Amour(7)	78,494	—	—	—	—
Howard Federoff(5)	1,944,345	3.2%	—	—	3.2%
Ronald Guido	79,142	*	—	—	*
Roger Sidhu(8)	84,171	*	―	―	*
Allen Wolff	59,300	*	―	―	*
All current directors and executive officers as a group (9 persons)(9)	12,184,319	20.5%	71,306	45.7%	20.5%
*	Less than 1%
(1)	Includes 86,814 shares of common stock subject to issuance upon exercise of options and 22,939 shares of common stock issuable upon conversion of Series A convertible preferred stock.

(2)
Factor Bioscience Inc owns 2,580,663 shares of common stock, over which Messrs. Angel and Rohde have shared voting and investment power. Mr. Angel also has sole voting and investment power over 909,003 shares, and Mr. Rohde has sole voting and investment power over 1,357,719 shares. Factor Biosciences, Inc. and Messers. Angel and Rohde have entered into lock-up agreements with respect to 3,377,690 shares of common stock listed above. Each lock-up agreement extends for a period of three years, provided that up to 75% of the shares of common stock subject to the lock-up agreement may be released from the lock-up restrictions earlier if the price of common stock on The Nasdaq Global Market stock exchange exceeds specified thresholds. The lock-up agreements include customary exceptions for transfers during the applicable lock-up period. Factor Bioscience, Inc.’s address is 1035 Cambridge Street, Suite 17B, Cambridge, MA 02141.

(3)
Include 4,776,213 shares of common stock over which Mr. Halpern disclaims beneficial ownership consisting of (a) 2,442,323 shares held by a limited liability company with a family member manager, (b) 2,300,828 shares held by a family trust of which Mr. Halpern is a trustee, (c) 30,192 shares held by a limited liability company with an independent manager, and (d) 2,870 shares held by a trust with an independent trustee. Mr. Halpern’s address is 346 Seabreeze Avenue, Palm Beach, Florida 33480.

(4)
Includes 2,580,663 shares of common stock owned by Factor Biosciences Limited, of which Dr. Angel owns approximately 64% of the outstanding equity, and 207,250 shares of common stock subject to issuance upon exercise of options.

(5)	Represents shares of common stock subject to issuance upon exercise of options.
(6)
Includes (i) 1,020,000 shares of common stock held by Purchase Capital LLC and (ii) 1,075,000 shares of common stock held by Pacific Premier Trust as Custodian for the benefit of Mr. Singer. Mr. Singer has sole voting and investment power over all 2,095,000 shares. Also includes 64,478 shares of common stock subject to issuance upon exercise of options.

(7)	Includes 66,998 shares of common stock issuable upon exercise of options.
(8)	Represents 66,998 and 20,163 shares of common stock issuable upon exercise of options and vesting of restricted stock units, respectively.
(9)
Includes 172,425 shares of common stock issuable upon exercise of options, 20,163 shares of common stock issuable upon the vesting of restricted stock units and 22,939 shares of common stock issuable upon conversion of Series A convertible preferred stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership of, and transactions in, our equity securities. To our knowledge, based solely on a review of copies of such reports that we received, our records and written representations received from our directors, executive officers and certain of those persons who own greater than 10% of any class of our equity securities, for the year ended December 31, 2021, all applicable Section 16(a) filing requirements were complied with on a timely basis, except as set forth below under “Delinquent Section 16(a) Reports”.
Delinquent Section 16(a) Reports
Charles Cherington, one of our directors, inadvertently failed to timely file one report and, as a result, two transactions were not reported on timely basis; and George P. Denny III, who had been a beneficial owner of more than 10% of our common stock, inadvertently failed to timely file one report and, as a result, six transactions were not reported on a timely basis.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table contains information as of December 31, 2021 with respect to compensation plans under which any of our equity securities are authorized for issuance. This table includes information as of December 31, 2021 with respect to our equity securities under the Brooklyn ImmunoTherapeutics, Inc. Restated 2020 Stock Incentive Plan (the “Restated Plan”), the Brooklyn ImmunoTherapeutics, Inc. 2021 Inducement Stock Incentive Plan (the “2021 Plan”) and certain inducement stock option grants awarded to our CEO outside of the Restated Plan or the 2021 Plan.
	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	338,375	$6.64	8,146,561
Equity compensation plans not approved by securityholders	3,889,688(2)	$8.56	835,480
Total	4,228,063	$8.40	8,982,041
(1)	Excludes securities reflected in column (a).
(2)
Includes a time-based inducement stock option grant for 2,627,915 shares and a performance-based inducement stock option grant for 597,253 shares awarded to our chief executive officer and president, Howard J. Federoff.

EXECUTIVE COMPENSATION
Introduction
When determining executive officer compensation, and the various components that comprise it, our Compensation Committee evaluates and considers publicly available executive officer compensation survey data to present a competitive compensation package to attract and retain top talent, including an appropriate level of salary, performance-based bonus and equity incentives. Typically, the Compensation Committee evaluates between three and five different sources of compensation data to provide relevant market benchmark data for a given executive role. Additionally, the Compensation Committee is authorized to engage outside advisors and experts to assist and advise the Compensation Committee on matters relating to executive compensation. The Compensation Committee currently retains the services of Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), an independent compensation consultant. Our Chief Executive Officer presents compensation recommendations to the Compensation Committee with respect to the executive officers other than himself. The Compensation Committee considers such recommendations, in conjunction with input from the Compensation Committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board. The full board of directors participates in evaluating the performance of our executive officers, except that Howard J. Federoff, our former Chief Executive Officer and a former member of the board, did not participate when the Board evaluated his performance, and he was not present during voting or deliberations regarding his performance or compensation matters.
Named Executive Officers
Under applicable SEC rules and regulations, all individuals who served as our principal executive officer during 2021, our two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers at December 31, 2021, and up to two additional individuals who would have been one of our top two most highly compensated executive officer had they been serving as an executive officer at the end of 2021 are referred to as our “named executive officers” and identified in the table below:
Name	Title
Howard J. Federoff	Former Chief Executive Officer
Ronald Guido	Former Interim Chief Executive Officer and Chief Development Officer
Allen Wolff	Former Chief Executive Officer
Kevin D’Amour	Chief Scientific Officer
Roger Sidhu	Chief Medical Officer

Summary Compensation Table
The following table sets out the compensation for our Named Executive Officers for the years ended December 31, 2021 and December 31, 2020:
Name and Principal Position	Fiscal Year	Salary (US$)	Bonus (US$)	Stock-Based Awards (US$)(1)	Option-Based Awards (US$)(1)	Non-Equity Incentive Plan Compensation (US$)(2)	Nonqualified deferred compensation earnings (US$)	All Other Compensation (US$)	Total Compensation (US$)
Howard J. Federoff, Former Chief Executive Officer and President(3)	2021	$318,750	$—	$—	$23,612,647	$159,375	$—	$—	$24,090,772
Ronald Guido, Former Interim Chief Executive Officer and Chief Development Officer(4)	2021	$300,000	$—	$—	$—	$28,086	$—	$—	$328,086
Allen Wolff, Former Chief Executive Officer(5)	2021	$75,000	$312,957(6)	$—	$—	$—	$—	$—	$387,957
	2020	$322,213	$19,591(7)	$202,250	$—	$49,985	$—	$—	$594,039
Kevin D’Amour, Chief Scientific Officer	2021	$212,216	$—	$1,500,592	$2,773,903	$84,886	$—	$—	$4,571,697
Roger Sidhu, Chief Medical Officer	2021	$127,045	$—	$803,274	$1,486,131	$48,277	$—	$—	$2,464,727
(1)
The amounts reported in this column represents the aggregate grant date fair value of stock awards granted during the applicable year. These amounts were calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, except that any estimate of forfeitures was disregarded. The equity awards represent equity inducement grants, subject to vesting and other criteria, all of which have an exercise price that is greater than the current market price of the common stock. These equity awards are more fully described in the Outstanding Equity Awards at Fiscal Year-End table. For a description of the assumptions used in computing the dollar amount recognized for financial statement reporting purposes, see Note 13, Stock-Based Compensation, in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K/A filed with the SEC on July 1, 2022.

(2)
Represents discretionary bonuses earned by the applicable named executive officer for 2021 and 2020, as determined by the compensation committee for 2021 and the nominating and corporate governance/compensation committee for 2020.

(3)	Dr. Federoff resigned as the Company’s Chief Executive Officer and as a member of the Board effective on May 26, 2022.
(4)	Mr. Guido resigned from the interim chief executive officer position upon the appointment of Dr. Federoff on April 16, 2021. Mr. Guido resigned as our employee on December 31, 2021.
(5)	Mr. Wolff served as chief executive officer of NTN Buzztime, Inc. (“NTN”) and resigned on March 26, 2021 upon the completion of our reverse merger with NTN.
(6)
Represents a cash performance bonus of $150,000 and a cash change in control bonuses of $162,500 that was paid to Mr. Wolff upon completion of the reverse merger with NTN. For additional information, see the discussion under the caption “Allen Wolff” in “Executive Employment Agreements and Change in Control Arrangements.”

(7)
Represents a cash retention bonus that was paid in shares of common stock to help us conserve cash. For additional information, see the discussion under the caption “Allen Wolff” in “Executive Employment Agreements and Change in Control Arrangements.”

Narrative to Summary Compensation Table
The following is a discussion of each component of our executive compensation program for 2021.
Base Salary
Each of our named executive officers receives a base salary. The base salary is the fixed cash compensation component of our executive compensation program and it recognizes individual performance, time in role, scope of responsibility, leadership skills and experience. The base salary compensates an executive for performing his or her job responsibilities on a day-to-day basis. Generally, base salaries are reviewed annually company-wide and adjusted (upward or downward) when appropriate based upon individual performance, expanded duties, changes in the competitive marketplace and, with respect to upward adjustments, if we are, financially and otherwise, able to pay it. We try to offer competitive base salaries to help attract and retain executive talent.

Annual Bonus and Incentive Compensation and Benefits
In addition to base salaries, our Compensation Committee has the authority to award discretionary annual bonuses to our named executive officers based on corporate and individual performance. Incentives, as a percent of salary, increase with executive rank so that, as rank increases, a greater portion of total annual cash compensation is based on annual corporate and individual performance.
Annual incentives are awarded based on quantitative performance standards and reward performance of each named executive officer individually. The determination of a named executive officer’s performance may vary from year to year depending on economic conditions and conditions in the industry in which Brooklyn operates and may be based on measures such as revenue, achievement of certain research and development milestones, completion of a strategic transaction, and other metrics the directors and management believe to provide proper incentives for achieving long-term shareholder value for Brooklyn. The Board retains full discretion over performance evaluation and the amount of any bonuses to be paid to named executive officer.
Equity-Based Compensation Programs
Restated Plan
At our 2021 annual meeting of stockholders, our stockholders approved a restatement of the Brooklyn ImmunoTherapeutics, Inc. Restated 2020 Stock Incentive Plan (the “Restated Plan”). The general purpose of the Restated Plan is to provide a means whereby eligible employees, officers, employee and non-employee directors, consultants and prospective employees may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to us, thereby advancing our interests and the interests of stockholders. The Board believes that the granting of stock options, restricted stock, restricted stock units, performance awards, unrestricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in our welfare by those who are primarily responsible for shaping and carrying out our long-range plans and securing growth and financial success. In general, the Restated Plan is administered by the Compensation Committee. The Compensation Committee determines the persons to whom awards issuable under the Restated Plan may be granted. The Compensation Committee may also establish rules and regulations for the administration of the Restated Plan and amendments or modifications of outstanding awards. The Compensation Committee also delegates authority to certain executive officers grant awards and execute award agreements, subject to applicable law and the Restated Plan. Each award is set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award. A brief description of the material terms of the Restated Plan and the equity awards thereunder follows.
Eligibility
Persons eligible to receive awards under the Restated Plan consist of our employees, officers, directors, consultants, independent contractors who, in the opinion of the compensation committee, are in a position to contribute to our success, or any other person who is determined by the compensation committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider, any entity whose financials statements are required to be consolidated with our company, and any other entity that the compensation committee determines to be an affiliate of our company. As of August 12, 2022, we had 11 full-time employees, including 5 executive officers.
Shares Subject to the Restated Plan
The aggregate number of shares of common stock initially available for issuance in connection with awards granted under the Restated Plan is equal to the sum of (a) 8,484,936 shares and (b) an annual increase on January 1 of each year from 2022 through 2031 equal to the lesser of (i) 5% of the number of shares of common stock outstanding on the immediately preceding December 31 and (ii) such smaller number of shares of common stock as may be determined by the Board.
Incentive stock options, or ISOs, that are intended to meet the requirements of Section 422 of the Code may be granted under the Restated Plan with respect to all of the shares of common stock authorized for issuance under the Restated Plan.
If any option or stock appreciation right, or SAR, granted under the Restated Plan is terminated without having been exercised in full or if any award is forfeited, the number of shares of common stock as to which such option, SAR or award was terminated or forfeited will be available for future grants under the Restated Plan. Awards settled in cash will not count against the number of shares available for issuance under the Restated Plan; however, if any award is cancelled forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an award, such shares will not be available for future awards under the Restated Plan.
The number of shares authorized for issuance under the Restated Plan and the foregoing share limitations are subject to customary adjustments for stock splits, stock dividends or similar transactions effected after the effective time of the Restated Plan.
Terms and Conditions of Options
Options granted under the Restated Plan may be either ISOs or “nonstatutory stock options,” or NSOs, that do not meet the requirements of Section 422 of the Code. The compensation committee will determine the exercise price of options granted under the Restated Plan. The exercise price of options may not be less than the fair market value per share of common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder).
If on the date of grant the common stock is listed on a stock exchange or is quoted on an automated quotation system, the fair market value will generally be the closing sale price on the last trading day before the date of grant. If no such prices are available, the fair market value will be determined in good faith by the compensation committee based on the reasonable application of a reasonable valuation method.
No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the Restated Plan will be exercisable at such time or times as the compensation committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000.
Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of common stock having a fair market value equal to the purchase price, or (c) any other methods of payment that the compensation committee permits in its sole and absolute discretion, including a cashless exercise program.
Stock Appreciation Rights
The Compensation Committee may grant SARs under the Restated Plan. The Compensation Committee will determine the other terms applicable to SARs. The exercise price per share of a SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant, as determined by the compensation committee. The maximum term of any SAR granted under the Restated Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:
•	the excess of the fair market value on the exercise date of one share of common stock over the exercise price, multiplied by
•	the number of shares of common stock covered by the SAR.
Payment may be made in shares of common stock, in cash, or partly in common stock and partly in cash, all as determined by the compensation committee.
Restricted Stock and Restricted Stock Units
The Compensation Committee may award restricted common stock and/or restricted stock units under the Restated Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The restrictions and conditions applicable to each award of restricted stock or restricted stock units may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the compensation committee. Dividend equivalent amounts may be paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units
The compensation committee may award performance shares and/or performance units under the Restated Plan. Performance shares and performance units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the compensation committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.
Other Stock-Based and Cash-Based Awards
The Compensation Committee may award other types of equity-based or cash-based awards under the Restated Plan, including the grant or offer for sale of shares of common stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the compensation committee may impose.
Transferability of an Award
No award option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Compensation Committee may permit the holder of an option, restricted stock or other award to transfer the option, restricted stock or other award to immediate family members.
2021 Plan
On May 20, 2021, the Board also approved our 2021 Inducement Stock Incentive Plan (the “2021 Plan”). The 2021 Plan was adopted without stockholder approval pursuant to Section 711 of the Company Guide of the NYSE American LLC, the stock exchange on which we our common stock was previously listed . The 2021 Plan provides for the grant of equity-based awards, including non-qualified stock options, performance shares, performance unis, restricted stock, restricted stock units, and stock appreciation rights, and its terms are substantially similar to the Restated Plan, including with respect to treatment of equity awards in the event of a “Change in Control” as defined under both Restated Plan and the 2021 Plan. The awards available for grant under the 2021 Plan are available only to new employees and cannot be issued pursuant to ISOs under Section 422 of the Code.
Benefits and Perquisites
Employee Benefit Plans
Named executive officers are eligible to participate in our employee benefit plans, including our medical, disability and life insurance plans, in each case, on the same basis as all of our other employees. The employee benefit plans are designed to assist in attracting and retaining skilled employees critical to our long-term success. We also maintain a 401(k) plan for the benefit of our eligible employees, including the named executive officers, as discussed below.
401(k) Plan
We maintain a retirement savings plan, or 401(k) plan, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Under the 401(k) Plan, eligible employees may defer up to 90% of their compensation subject to applicable annual contribution limits imposed by the Internal Revenue Code of 1986, as amended, or the Code and limits imposed by non-discrimination testing. Our employees’ pre-tax contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. We do not contribute a match to the employees’ contributions.
Pension Benefits
Brooklyn does not maintain any pension benefit or retirement plans other than the 401(k) Plan.

Nonqualified Deferred Compensation
Brooklyn does not maintain any nonqualified deferred compensation plans.
Executive Employment Agreements and Change in Control Arrangements
The following descriptions summarize the principal terms of our employment agreements with our named executive officers as of December 31, 2021.
Howard J. Federoff
We entered into an executive employment agreement, dated April 1, 2021 and effective as of April 16, 2021, with Howard J. Federoff with respect to terms of his employment as our Chief Executive Officer and President. The compensatory terms of the executive employment agreement, including equity awards, were approved by the Compensation Committee, which consists of two disinterested members of the Board. Dr. Federoff’s hiring, and his executive employment agreement, were approved by the Board.
The executive employment agreement provided for our at-will employment of Dr. Federoff as our Chief Executive Officer and President for a term commencing on April 16, 2021 and continuing until terminated by us or Dr. Federoff. Dr. Federoff resigned as the Company’s Chief Executive, which became effective on May 26, 2022.
Under the terms of the executive employment agreement, we paid Dr. Federoff an annual base salary of $450,000, which amount was subject to annual review by the Board or the Compensation Committee and subject to adjustment to reflect market practices among our peers in the sole discretion of the Board or the Compensation Committee.
Dr. Federoff was eligible to receive an annual cash bonus award in an amount up to 50% of his base salary upon achievement of reasonable performance targets set by the Board or the Compensation Committee, each in its sole discretion. The bonus would be determined by the Board or the Compensation Committee and paid annually in March in the year following the performance year on which such bonus was based. For the year ended December 31, 2021 we paid Dr. Federoff a $159,375 cash bonus.
In accordance with the terms of the executive employment agreement, we granted to Dr. Federoff, effective as of April 16, 2021, equity awards consisting of:
•	a time-based nonqualified stock option covering 2,627,915 shares of common stock, eligible to vest over four years, which we refer to as the Time-Based Option; and
•
a performance-based stock option grant covering 597,253 shares of common stock, eligible to vest upon the occurrence of the first approval (clearance) by the Food and Drug Administration of an investigational new drug application in connection with our license with Factor Biosciences Therapeutics Limited and Novellus Therapeutics Limited, which we refer to as the Milestone Option.

In each case, vesting generally required Dr. Federoff’s continued employment through the relevant vesting date. Consistent with the employment inducement grant rules set forth in Section 711(a) of the NYSE American LLC Company Guide, the equity award to Dr. Federoff was made as an inducement material to his entering into employment with us and was approved by the Compensation Committee without need for stockholder approval.
If Dr. Federoff’s employment was terminated by us without Cause or by Dr. Federoff for Good Reason (each such capitalized term as defined in the executive employment agreement), the portion of the Time-Based Option that would have vested during the twelve months following the date of termination would vest, and we would be required to pay to Dr. Federoff an amount equal to twelve months of his base salary and a pro rata bonus amount, each with respect to the year in which the termination occurred. Dr. Federoff would also receive an extension of the post-termination exercise period of the Time-Based Option and Milestone Option of up to eighteen months. If the termination occurred prior to April 16, 2024, Dr. Federoff would receive accelerated vesting of the Milestone Option equal to one-thirty-sixth of the shares subject to such option multiplied by the number of full months between April 16, 2021 and the date of such termination. Notwithstanding the foregoing, if a termination without Cause or for Good Reason occurred within three months before or twelve months after a Change in Control (as defined in the executive employment agreement), Dr. Federoff would become entitled to vesting in full of his equity awards based on assumptions set forth in the executive employment agreement. Any such severance benefits under the executive employment agreement were contingent on Dr. Federoff entering into and not revoking a general release of claims in favor of our company.

The executive employment agreement provided for (a) reimbursement of reasonable business expenses, (b) participation in our benefit plans and (c) thirty paid vacation days per year.
The executive employment agreement contained customary covenants related to non-competition and non-solicitation for one year following termination of employment, as well as customary covenants related to confidentiality, inventions and intellectual property rights.
Effective May 26, 2022 (the “Separation Date”), Dr. Federoff resigned as an employee. Upon the effective date of his resignation, we entered into a Separation Agreement and General Release with Dr. Federoff (the “Separation Agreement”), pursuant to which Dr. Federoff resigned from his positions as Chief Executive Officer and as an officer, director and employee of the Company and all subsidiaries. In consideration for Dr. Federoff’s execution of the Separation Agreement and non-revocation of a waiver and release of claims relating thereto, Dr. Federoff will be entitled to the following benefits under the Separation Agreement:
•	a lump sum cash severance benefit in the amount of $225,000, representing Dr. Federoff’s target bonus for 2022;
•
payment of Dr. Federoff’s annual base salary for a period of twelve (12) months after the expiration of the applicable revocation period (the “Separation Period”), for a total gross amount equal to $450,000;

•	payment of Dr. Federoff’s premiums for continued health benefits provided under COBRA for the Separation Period;
•
full acceleration of the vesting of all outstanding options (with the exception of the Milestone Options) that would have vested during the Separation Period, and such options, together with outstanding options that vested prior to the Separation Date, representing collectively 1,420,095 shares of common stock, may be exercised for a period of thirty-six (36) months after the Separation Date;

•
acceleration and vesting of 25/36th of the Milestone Options, and such accelerated options, representing collectively 414,759 shares of common stock, may be exercised for a period of thirty-six (36) months after the Separation Date; and

•
a lump sum cash severance benefit in the amount of $130,347, representing the value Dr. Federoff would have received if he was entitled to receive a settlement of a pro rata portion of his performance restricted stock units through the expiration of the Separation Period, assuming the performance metrics were waived and assuming a per share value of $0.81.

Under the Separation Agreement, Dr. Federoff has agreed to cooperate with and assist the Company regarding certain matters and transitioning his employment duties and responsibilities. Subject to certain exceptions and limitations, the Separation Agreement includes a general release of claims by Dr. Federoff in favor of the Company and certain related persons and parties, and customary confidentiality and mutual non-disparagement provisions. The Separation Agreement also includes certain other customary representations, warranties and covenants of Dr. Federoff, and provides for reimbursement of certain expenses incurred by Dr Federoff. The Separation Agreement supersedes all other agreements or arrangements between Dr. Federoff and the Company regarding the subject matter of the agreement, including those with respect to severance payments and benefits.
Kevin D’Amour
We entered into an employment agreement, dated June 5, 2021 and effective as of June 28, 2021, with Kevin A. D’Amour with respect to terms of his employment as our Chief Scientific Officer. The compensatory terms of the employment agreement, including equity awards, were approved by the Compensation Committee, which consists of two disinterested members of the board. Dr. D’Amour’s hiring, and his employment agreement, were approved by the Board.
The employment agreement provides for our at-will employment of Dr. D’Amour as our Chief Scientific Officer for a term commencing on June 28, 2021 and continuing until terminated by us or Dr. D’Amour.
Under the terms of the employment agreement, we will pay Dr. D’Amour an annual base salary of $415,000, which amount is subject to annual review by the Board or the Compensation Committee and subject to adjustment to reflect market practices among our peers in the sole discretion of the Board or the Compensation Committee.
Dr. D’Amour will be eligible to receive an annual cash bonus award in an amount up to 40% of his base salary upon achievement of reasonable performance targets set by the Board or the Compensation Committee, each in its sole discretion. The bonus will be determined by the Board or the Compensation Committee and paid annually in March in the year following the performance year on which such bonus is based. For the year ended December 31, 2021 we paid Dr. D’Amour a $84,886 cash bonus.
In accordance with the terms of the employment agreement, we will grant to Dr. D’Amour, effective as of June 28, 2021, a time-based nonqualified stock option, which we refer to as the Option Grant, and a time-based restricted stock unit grant, which we refer to as the RSU Grant. The Option Grant and the RSU Grant together will have a grant date fair value for accounting purposes of $5,763,000, or the Grant Value, which will be apportioned equally between the Option Grant and the RSU Grant using a 30-day volume-weighted average stock price as of the grant date and a conversion factor of a stock option award covering two shares to a restricted stock unit award covering one share.
•
The Option Grant will cover a number of shares of common stock equal to one-half of the Grant Value, provided that the number of shares covered by the Option Grant shall not be less than 115,020 or greater than 140,580. The Option shall have an exercise price equal to the closing price of the common stock on the grant date.

•
The RSU Grant will cover a number of shares of common stock equal to one-half of the Grant Value, provided that the number of shares covered by the RSU Grant shall not be less than 57,510 or greater than 70,290.

The Option Grant and the RSU Grant each will vest over four years, with vesting generally subject to Dr. D’Amour’s continued employment through the relevant vesting date. Consistent with the employment inducement grant rules set forth in Section 711(a) of the NYSE American LLC Company Guide, the equity award to Dr. D’Amour was made as an inducement material to his entering into employment with us and was approved by the compensation committee without need for stockholder approval.
If Dr. D’Amour’s employment is terminated by us without Cause or by Dr. D’Amour for Good Reason (each such capitalized term as defined in the employment agreement), he will be entitled to, among other things, continued base salary for nine months following the termination date and the total monthly cost of health care continuation coverage pursuant to COBRA for such period. Notwithstanding the foregoing, if a termination without Cause or for Good Reason occurs within ninety days before or twelve months after a Change in Control (as defined in the employment agreement), Dr. D’Amour would become entitled to (a) receive the continued-based salary and total monthly cost of health care continuation coverage described in the preceding sentence for a period of twelve months rather than nine months, (b) receive a lump sum payment of his target annual bonus and (c) accelerated vesting in full of the Option Grant and the RSU Grant. Any of such severance benefits under the employment agreement are contingent on Dr. D’Amour entering into and not revoking a general release of claims in favor of our company.
The employment agreement provides for (a) reimbursement of reasonable business expenses, (b) participation in our benefit plans and (c) twenty paid vacation days per year.
The employment agreement contains customary covenants related to non-competition and non-solicitation for one year following termination of employment, as well as customary covenants related to confidentiality, inventions and intellectual property rights.
On July 21, 2022, Dr. D’Amour delivered his notice of resignation. The Company and Dr. D’Amour have not yet determined the effective date of Dr. D’Amour’s resignation.
Roger Sidhu
We have entered into an employment agreement, effective as of September 20, 2021, with Roger Sidhu with respect to terms of his employment as our Chief Medical Officer. The compensatory terms of the employment agreement relating to equity awards were approved by the Compensation Committee, which consists of two disinterested directors. Dr. Sidhu’s hiring, and his employment agreement (including compensatory terms other than his equity awards), were approved by the Board.
The employment agreement provides for our at-will employment of Dr. Sidhu as our Chief Medical Officer for a term commencing on September 20, 2021 and continuing until terminated by us or Dr. Sidhu.
Under the terms of the employment agreement, we will pay Dr. Sidhu an annual base salary of $447,200, which amount is subject to annual review by the Board or the Compensation Committee and subject to adjustment to reflect market practices among our peers in the sole discretion of the Board or the Compensation Committee.

Dr. Sidhu will be eligible to receive an annual cash bonus award in an amount up to 40% of his base salary upon achievement of reasonable performance targets set by the board or the Compensation Committee, each in its sole discretion. The bonus will be determined by the Board or the Compensation Committee and paid annually in March in the year following the performance year on which such bonus is based. For the year ended December 31, 2021 we paid Dr. D’Amour a $48,277 cash bonus.
In accordance with the terms of the employment agreement, we granted to Dr. Sidhu, effective as of September 20, 2021, a time-based nonqualified stock option, which we refer to as the Option Grant, and a time-based restricted stock unit grant, which we refer to as the RSU Grant. The Option Grant will cover 161,300 shares of common stock, and the RSU Grant will cover 80,650 shares of common stock The Option Grant and the RSU Grant each will vest over four years, with vesting generally subject to Dr. Sidhu’s continued employment through the relevant vesting date. Consistent with the employment inducement grant rules set forth in Section 711(a) of the NYSE American LLC Company Guide, the equity award to Dr. Sidhu was made as an inducement material to his entering into employment with us and was approved by the compensation committee without need for stockholder approval.
If Dr. Sidhu’s employment is terminated by us without Cause or by Dr. Sidhu for Good Reason (each such capitalized term as defined in the employment agreement), he will be entitled to, among other things, continued base salary for nine months following the termination date and the total monthly cost of health care continuation coverage pursuant to COBRA for such period. Notwithstanding the foregoing, if a termination without Cause or for Good Reason occurs within ninety days before or twelve months after a Change in Control (as defined in the employment agreement), Dr. Sidhu would become entitled to (a) receive the continued-based salary and total monthly cost of health care continuation coverage described in the preceding sentence for a period of twelve months rather than nine months, (b) receive a lump sum payment of his target annual bonus and (c) accelerated vesting in full of the Option Grant and the RSU Grant. Any of such severance benefits under the employment agreement are contingent on Dr. Sidhu entering into and not revoking a general release of claims in favor of our company.
The employment agreement provides for (a) reimbursement of reasonable business expenses, (b) participation in our benefit plans and (c) twenty paid vacation days per year.
The employment agreement also contains customary covenants related to non-competition and non-solicitation for one year following termination of employment, as well as customary covenants related to confidentiality, inventions and intellectual property rights.
Ronald Guido
On March 30, 2021, we entered into an Assignment and Assumption of Employment Agreement with Ronald Guido whereby we agreed to assume all of the obligations under Mr. Guido’s existing Employment Agreement with Brooklyn LLC dated as of October 30, 2018. Mr. Guido’s employment agreement provides for our at-will employment of Mr. Guido for a term commencing on October 30, 2018 and continuing until terminated by us or Mr. Guido.
Under the terms of his employment agreement, we will Mr. Guido an annual base salary of $275,000, which amount is subject to annual review by the Board or the Compensation Committee and subject to adjustments. Mr. Guido is eligible to receive an annual performance bonus, targeted at 25% of his annual salary rate. Mr. Guido was granted 500 common units of Brooklyn LLC upon his employment with Brooklyn LLC, which was converted into 91,877 shares of common stock upon the closing of the Reverse Merger. For the year ended December 31, 2021 we paid Mr. Guido a $28,086 cash bonus.
In the event that Mr. Guido’s employment is terminated for any reason, we will pay to him his base salary through the last day of his employment, as well as any documented expenses properly incurred by him on our behalf prior to any such termination and not yet reimbursed.
In the event that Mr. Guido’s employment is terminated without Cause (as defined in the employment agreement) and provided Mr. Guido (a) enters into, does not revoke and complies with the terms of a separation agreement in a form provided by us, which shall include a general release of claims against us and related persons and entities within 60 days after the date of termination; (b) resigns from any and all positions, including, without implication of limitation, as a manager, director, trustee or officer, that he holds with us; and (c) returns all our property and complies with any instructions related to deleting and purging duplicates of such property, we will provide him with severance payments in the form of a continuation of his base salary for a nine month period that immediately follows the date of termination.

In the event that Mr. Guido’s employment is terminated as a result of his (i) death, (ii) disability, (iii) resignation, (iv) termination for Cause, or (v) any other termination of your employment that is not otherwise defined in his employment agreement, Mr. Guido will be entitled to his base salary through the last day of his employment, plus expenses, but will not be entitled to any severance payments.
Effective December 31, 2021, Mr. Guido resigned as an employee. Upon the effective date of his resignation, we entered into a one-year consulting agreement with Mr. Guido to provide certain advisory or transition-related services not to exceed 10 hours per week at a rate of $200 per hour. Upon satisfactory completion of services, we will pay Mr. Guido a completion bonus of $20,000 no later than 30 days after the completion of such services.
Allen Wolff
We entered into an employment agreement with Allen Wolff dated March 19, 2018, which was amended in each of September 2019, January 2020, March 2020 and September 2020. Mr. Wolff's employment was terminated on March 25, 2021 upon completion of the reverse merger with NTN. The following is a summary of the material terms of the employment agreement, as amended.
Mr. Wolff's base salary was $325,000 and could increase to $350,000 effective July 1, 2021. However, in an effort to help preserve cash, up to 20% of Mr. Wolff's base salary could be paid in shares of common stock at Mr. Wolff's discretion. Mr. Wolff elected to receive 20% of his base salary in shares of common stock from January 2020 through March 2020.
The target payout amount of Mr. Wolff's incentive performance-based bonus for 2020 was $150,000. See “ Narrative Explanation of the Summary Compensation Table 2020 Incentive Plan” above for additional information.
Mr. Wolff was entitled to receive a $30,000 cash bonus if he were to remain employed with us for at least 180 days from September 17, 2019, the date on which he was appointed as Interim Chief Executive Officer. To preserve cash, we agreed to issue to him a number of shares of common stock equal to a pro rata amount of the $30,000 bonus (determined by multiplying $30,000 by a fraction, the numerator of which was the number of days lapsed between September 17, 2019 and January 14, 2020, the effective date of the amendment to his employment agreement appointing him as Chief Executive Officer, and the denominator of which was 180) divided by the closing price of common stock on January 14, 2020. As a result, we issued 5,102 shares of common stock to Mr. Wolff in respect of this bonus, the value of which was net of withholding taxes on the amount of bonus earned. The value of these shares issued is reflected in Mr. Wolff's 2020 compensation in the “Bonus” column in the Summary Compensation Table above.
Under the terms of the amendment to his employment agreement we entered into with Mr. Wolff in September 2020, if Mr. Wolff were to be continuously employed by us through the consummation of a change in control (as defined in his employment agreement) and such transaction were to be consummated before March 31, 2021, then he would be eligible to receive a cash bonus of $162,500, subject to tax withholding and other authorized deductions and subject to his delivering a general release of claims in our favor, and we would be obligated to pay his COBRA premiums for up to six months following the termination of his employment with us or, if earlier, until he becomes eligible for medical insurance coverage in connection with new employment. Mr. Wolff agreed that he would not be eligible for his severance payments or benefits under the terms of his employment agreement upon the consummation of a qualifying change in control because his employment with us would automatically terminate upon the consummation of such qualifying change in control due to his resignation without good reason.
Under the terms of his employment agreement, in January 2020 Mr. Wolff was granted a stock unit award of 75,000 shares of common stock. The award was made under, and was subject to, our 2019 Performance Incentive Plan and vested quarterly beginning three months after the grant date, subject to Mr. Wolff's continued service with us as of the applicable vesting date.
Andrew Jackson
We entered into an employment agreement, dated as of May 10, 2022, with Andrew Jackson with respect to his employment as our Chief Financial Officer. The employment agreement provides for our at-will employment of Mr. Jackson as our Chief Financial Officer for a term commencing on May 31, 2022 and continuing until terminated by us or Mr. Jackson.
Under the terms of the employment agreement, we will pay Mr. Jackson an annual base salary of $415,000, which amount is subject to periodic review by the Board or the Compensation Committee.

Mr. Jackson is eligible to receive an annual cash bonus award in an amount up to 40% of his base salary upon achievement of agreed upon performance targets. The bonus will be determined by the Board or the Compensation Committee and paid annually by March 15 in the year following the performance year on which such bonus is based.
In accordance with the terms of the employment agreement, Mr. Jackson is entitled to receive equity awards, consisting of a time-based nonqualified stock option, which we refer to as the Option Grant, covering 664,800 shares of common stock, 25% of which will vest on the first anniversary of the employment agreement’s effective date, and the remainder will vest ratably on a monthly basis over the three-year period thereafter. Vesting generally requires Mr. Jackson’s continued employment through the relevant vesting date.
If Mr. Jackson’s employment is terminated by us without Cause or by Mr. Jackson for Good Reason (each such capitalized term as defined in the employment agreement), we will pay Mr. Jackson all amounts accrued but unpaid as of the effective date of such termination, as well as continuation of his salary and benefits for the following nine month period (such period, the “Severance Period”). Notwithstanding the foregoing, if a termination without Cause or for Good Reason occurs within three months before or twelve months after a Change in Control (as defined in the employment agreement), Mr. Jackson will receive the benefits described in the preceding sentence, but the Severance Period shall run for a period of twelve months, and, in addition, Mr. Jackson will receive a lump-sum payment of his target bonus and the Option Grant shall become fully vested. Any such severance benefits under the employment agreement are contingent on Mr. Jackson entering into and not revoking a general release of claims in favor of our company.
The employment agreement provides for (a) reimbursement of reasonable business expenses, (b) participation in our benefit plans and (c) paid vacation days in accordance with our policies, as in effect from time to time, and up to an additional seven floating paid vacation days a year.
The employment agreement contains customary covenants related to non-solicitation for one year following termination of employment, as well as customary covenants related to non-competition, confidentiality, inventions and intellectual property rights.

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table summarizes the number of shares of our common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021.
	Option Awards						Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested shares ($)
Howard J. Federoff, Former Chief Executive Officer and President	4/16/2021(1)	—	2,627,915	—	7.94	4/16/2031	—	—	—	—
	4/16/2021(2)	—	—	597,253	7.94	4/16/2031
Ronald Guido, Former Interim Chief Executive Officer and Chief Development Officer(2)	—	—	—	—	—	—	—	—	—	—
Allen Wolff, Former Chief Executive Officer(3)	—	—	—	—	—	—	—	—	—	—
Kevin D’Amour, Chief Scientific Officer	6/28/2021(1)	—	140,580	—	21.35	6/28/2021	—	—	—	—
	6/28/2021(3)	—	—	—	—	—	70,290	293,109	—	—
Roger Sidhu, Chief Medical Officer	9/20/2021(1)	—	161,300	—	9.96	9/20/2031	—	—	—	—
	9/20/2021(3)	—	—	—	—	—	80,650	336,311	—	—
(1)
The option vests at a rate of 25% of the shares subject to the award on the one-year anniversary of the grant date, and the shares underlying the option vest in 36 substantially equal monthly installments thereafter.

(2)
The Milestone Option vests upon the occurrence of the first approval (clearance) by the Food and Drug Administration of an investigational new drug application in connection with our license with Factor Biosciences Therapeutics Limited and Novellus Therapeutics Limited.

(3)	The restricted stock units vest at a rate of 25% of the shares subject to the award in four substantially equal annual installments on the anniversary of the grant date.
Hedging and Pledging Company Securities
Our Insider Trading Policy prohibits our directors, officers, employees, family members of such persons and entities controlled by such persons from engaging in hedging, short sales, or trading in publicly traded put or call options with respect to our securities. Additionally, such policy prohibits the same persons from purchasing our securities on margin, borrowing against any account in which our securities are held, or pledging our securities as collateral for a loan.
Compensation-Related Risk Assessment
Our Compensation Committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on our Company. The Compensation Committee and management do not believe that the Company presently maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by employees. In reaching this conclusion, the Compensation Committee considered all components of our compensation program and assessed any associated risks. The Compensation Committee also considered the various strategies and measures employed by the company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time-and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; and (ii) the oversight exercised by the Compensation Committee over the performance metrics and results under the Restated Plan and the 2021 Plan.
Director Compensation.
On July 6, 2021, the Board approved a new cash retainer compensation program for non-employee directors and, on December 8, 2021, the Compensation Committee approved a new equity compensation program for non-employee directors as described below.
As described in the table below, on March 6, 2021, the Compensation Committee approved a compensation program for non-employee directors:
Compensation Element	Amount
Annual Board Member Compensation	Cash paid in quarterly installments or upon the effective date of an earlier resignation of the non-employee director:
	a.	Board Member: $40,000
	b.	Board Chair: $70,000

Committee Member Retainers	Cash paid in quarterly installments or upon the effective date of an earlier resignation of the non-employee director:
	c.	Audit Committee: $7,500
	d.	Compensation Committee: $5,000
	e.	Nominating/Governance Committee: $4,000

Leadership Supplemental Retainer	Cash paid in quarterly installments or upon the effective date of an earlier resignation of the non-employee director:
	f.	Audit Committee Chair: $15,000
	g.	Compensation Committee Chair: $10,000
	h.	Nominating/Governance Committee Chair: $8,000

New Director Equity Award (outside directors)
Option for 67,000 shares of Common Stock, which option shall have an exercise price equal to the fair market value per share of Common Stock, as determined under the 2020 Plan, and, subject to continued service on the Board, vest in an initial installment of 22,336 shares on the first anniversary of the grant date and subsequent monthly installments of 1,861 through the three-year anniversary of the grant date.

The Board and the Compensation Committee designed our non-employee director compensation program to reward directors for their contributions to our success, align the director compensation program with stockholder interests, and provide competitive compensation necessary to attract and retain high quality non-employee directors. The Compensation Committee expects to review director compensation periodically to ensure that director compensation remains competitive such that we can recruit and retain qualified directors.

2021 Director Compensation
The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our non-employee directors for services rendered to us during the last fiscal year.
Name	Fees Earned or Paid in Cash ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Charles Cherington	65,973	—	354,420	—	—	—	420,393
Luba Greenwood(2)	32,431	—	354,420	—	—	47,569	434,420
Dennis H. Langer(3)	41,989	—	354,420	—	—	—	396,409
Erich Mohr(3)	35,589	—	354,420	—	—	—	390,009
(1)
As of December 31, 2021, our non-employee directors each had options outstanding to purchase 67,000 shares of common stock. The amounts reported in this column represents the aggregate grant date fair value of stock awards granted during the applicable year. These amounts were calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, except that any estimate of forfeitures was disregarded. The equity awards are subject to vesting, all of which have an exercise price that is greater than the current market price of the common stock. For a description of the assumptions used in computing the dollar amount recognized for financial statement reporting purposes, see Note 13, Stock-Based Compensation, in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K/A filed with the SEC on July 1, 2022.

(2)	Resigned from the Board effective January 1, 2022.
(3)	Resigned from the Board effective June 5, 2022.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
The Nominating and Corporate Governance Committee recommended for nomination, and the Board of Directors nominated the following persons for election as members of our Board of Directors at the Annual Meeting of stockholders.
Charles Cherington
Matthew Angel
Nicholas J. Singer
Gregory Fiore
William Wexler
The section titled “Directors & Executive Officers” beginning on page 8 of this Proxy Statement contains more information about the leadership skills and other experience that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that these nominees should serve as directors of the Company.
We believe that each of these directors possesses the experience, skills, and qualities to fully perform his or her duties as a director and contribute to our success. Our directors have been nominated because they possess the highest standards of personal integrity, interpersonal and communication skills, are highly accomplished in their fields, understand the interests and issues that are important to our stockholders, and are able to dedicate sufficient time to fulfilling their obligations as directors. Our directors as a group complement each other with their respective experiences, skills, and qualities. While our directors make up a diverse group in terms of age, gender and professional experience, together they comprise a cohesive body in terms of Board process and collaboration.
Vote Required. Under our Bylaws, if a quorum is present, the directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes cast will be elected.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL NO. 2 – NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, the Board requests your non-binding advisory vote to approve the compensation of our named executive officers as described in this Proxy Statement under the heading “Executive Compensation” including the tables that follow. Your vote is solely advisory and, therefore, will not be binding on the Company; however, the Company, the Board, and the Compensation Committee will consider the voting results when making future compensation decisions for our named executive officers.
The Board encourages stockholders to read the Executive Compensation section, including the tables that follow, to review the correlation between compensation and performance.
The Board remains committed to sound corporate governance practices and shares the interest of stockholders in maintaining effective executive compensation. The Board believes that our executive compensation, which is focused on the Company’s long-term value, has a proven record of effectively driving the Company’s performance as a result of the continued leadership of these named executive officers and believes that it will assist us in retaining our senior leadership team.
We are asking stockholders to vote on the following advisory resolution:
“RESOLVED, that the compensation paid to Brooklyn’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
Vote Required. If a quorum is present, approval requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOREGOING RESOLUTION TO APPROVE ON A NON-BINDING ADVISORY BASIS THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee selected and appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the 2022 fiscal year. Grant Thornton has not previously served as Brooklyn’s independent registered public accounting firm, and has been chosen to replace Marcum LLP (“Marcum”), which had previously served as Brooklyn’s independent registered public accounting firm since at least 2013 through the completion of Marcum’s audit of our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2021. In selecting Grant Thornton as the Company’s independent registered public accounting firm for 2022, the Audit Committee considered several factors, including:
•	The professional qualifications of Grant Thornton, the lead audit partner, and other key engagement personnel.
•	Grant Thornton’s independence and its processes for maintaining its independence.
•	The appropriateness of Grant Thornton’s fees for audit and non-audit services.
•	The results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of Grant Thornton.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Grant Thornton to our stockholders for ratification. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered public accounting firm; however, the Audit Committee is solely responsible for the appointment and termination of our auditors and may do so at its discretion.
A representative from Grant Thornton is expected to attend the Annual Meeting of stockholders and will have the opportunity to make a statement, if he or she desires to do so, and answer questions, if any.
Vote Required. If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting are cast “FOR” ratification.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2021 FISCAL YEAR.
Change in Certifying Accountant
On January 18, 2022, Brooklyn ImmunoTherapeutics notified Marcum that it would be dismissed as Brooklyn’s independent registered public accounting firm effective after the completion of Marcum’s audit of Brooklyn’s financial statements for the year ended December 31, 2021. The Audit Committee approved Marcum’s dismissal on January 18, 2022.
Marcum performed audits of Brooklyn’s consolidated financial statements for the years ended December 31, 2020 and 2019. Marcum’s reports for such years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two years ended December 31, 2020, and from December 31, 2019 through January 24, 2022, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K promulgated by the SEC pursuant to the Exchange Act) between Brooklyn and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of such disagreements in connection with its report, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K, that would require disclosure under Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses previously reported in Brooklyn’s Quarterly Report on Form 10-Q for the period ended September 30, 2021 related to (a) segregation of duties and (b) documentation of policies and procedures critical to the accomplishment of financial reporting objectives. Brooklyn previously furnished Marcum with a copy of the disclosure under this heading “Change in Certifying Accountant” prior to filing a Current Report on Form 8-K containing such disclosure with the SEC on January 24, 2022 and requested that Marcum furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements made by Brooklyn in such Current Report on Form 8-K insofar as they related to Marcum’s audit services and engagement as the Company’s independent registered public accounting firm. A copy of Marcum’s letter concurring with the foregoing disclosures was attached as Exhibit 16.1 to the Current Report on Form 8-K filed by Brooklyn on January 24, 2022. Marcum’s dismissal became effective on April 15, 2022, and no events had occurred since the filing of such Form 8-K that would have required the filing of an amendment to such Form 8-K.
On January 18, 2022, Brooklyn notified Grant Thornton that the Audit Committee had selected Grant Thornton to serve as Brooklyn’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and related interim periods, and Grant Thornton’s engagement became effective on April 18, 2022.
During the two years ended December 31, 2021 and from December 31, 2019 through April 19, 2022 (the date on which we filed a Current Report on Form 8-K, reporting the respective effective dates of Marcum’s dismissal and Grant Thornton’s engagement), neither Brooklyn nor anyone acting on its behalf has consulted Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Brooklyn’s financial statements, and no written report or oral advice was provided to Brooklyn by Grant Thornton that Grant Thornton concluded was an important factor considered by Brooklyn in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.
Fees and Services of Independent Registered Public Accounting Firm
The table below summarizes the fees and expenses billed to us by Marcum for the years ended December 31, 2021 and 2020.
Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	Total
2021	$278,100	$—	$18,540	$—	$296,640
2020	$230,000	$—	$—	$—	$230,000
Audit Fees. Audit fees consist of services rendered by an independent registered public accounting firm for the audit of our consolidated financial statements (including tax services performed to fulfill the auditor’s responsibility under generally accepted auditing standards) and our internal control over financial reporting, reviews of the interim financial statements included in Forms 10-Q and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.
Audit-Related Fees. Audit-related fees consist of assurance and related services (e.g., due diligence) by an external auditor that are reasonably related to the audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.
Tax Fees. Tax fees consist of services rendered by an external auditor for tax compliance, tax consulting and tax planning.
All Other Fees. All other fees are for any other permissible work that is not an Audit, Audit-Related or Tax Fee.
Policy for Approval of Audit and Permitted Non-Audit Services
All audit and permissible non-audit services provided by the independent auditors are pre-approved by the Audit Committee (or the Chair of the Audit Committee, pursuant to a delegation of authority). These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL NO. 4 – APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
Background
On August 1, 2022, the Board unanimously adopted resolutions (i) approving the Amendment to effect the Reverse Stock Split and declaring the Amendment and the Reverse Stock Split advisable and (ii) directing that the Reverse Stock Split Proposal be submitted to our stockholders for approval.
If approved by our stockholders, the Board would be permitted, but not required, to effect the Reverse Stock Split at any time prior to the close of business on December 31, 2022, by a ratio in the range of 1-for-10 to 1-for-20 (the “Range”), with the exact ratio to be set within the Range by our Board in its sole discretion and publicly announced by the Company (the “Effective Ratio”). If the Company proceeds with a Reverse Stock Split, the Reverse Stock Split will be effected only on the Effective Ratio. The Reverse Stock Split, if effected, would affect all of our holders of common stock uniformly, with the number of outstanding shares of our common stock being reclassified and combined into a lesser number of shares (without reducing the number of authorized shares of our common stock). The following description of the Amendment is a summary and is qualified in its entirety by the full text of the Amendment, which is set forth on Appendix A attached to this Proxy Statement.
If stockholders approve the Reverse Stock Split Proposal, the Board, in its sole discretion, could determine to cause the Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split at any time prior to the close of business on December 31, 2022. Even with stockholder approval of the Reverse Stock Split Proposal, the Board may determine, in its sole discretion, not to proceed with the Reverse Stock Split or file the Amendment. No further action on the part of the stockholders will be required to either implement or abandon the Reverse Stock Split. If the Amendment has not been filed with the Secretary of State of the State of Delaware by the close of business on December 31, 2022, our Board will abandon the Amendment and the Reverse Stock Split. For the reasons described below, however, the Board currently intends to effect the Reverse Stock Split if approved by our stockholders at the Annual Meeting.
Purpose of Reverse Stock Split
Meet certain continued listing requirements of the Nasdaq Stock Market LLC.
To continue our listing on the Nasdaq Stock Market LLC (“Nasdaq”), we must comply with Nasdaq listing rules, which include a minimum bid price requirement of $1.00 per share. As previously reported, On June 17, 2022, we received a notice from Nasdaq, stating that our common stock failed to comply with the $1.00 minimum bid price requirement for continued listing on Nasdaq in accordance with Nasdaq Listing Rule 5450(a)(1) based upon the closing bid price of the common stock for the 30 consecutive business days prior to the date of the notice. While the Notice had no immediate effect on the listing of the common stock on Nasdaq, if we fail to timely regain compliance with the Nasdaq listing rule, our common stock will be subject to delisting from Nasdaq. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial compliance period of 180 calendar days, or until December 14, 2022, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days prior to December 14, 2022.
Our Board has considered the potential harm to us and our stockholders should our common stock be delisted from Nasdaq. Delisting could adversely affect the liquidity of our common stock because alternatives to Nasdaq, such as the OTC Bulletin Board and pink sheets, are generally considered less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. The Board believes that the Reverse Stock Split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or mitigate, the likely adverse consequences of our common stock being delisted from Nasdaq by producing the immediate effect of increasing the bid price of our common stock.
Potentially improve the marketability and liquidity of our common stock.
Our Board believes that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage trading in our common stock.

Appeal to a broader range of investors to generate greater investor interest in the Company.
We believe that the Reverse Stock Split and an increase in our stock price may make our common stock more attractive to a broader range of institutional and other investors. Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, which reduces the number of potential purchasers of our common stock. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically less attractive to brokers. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, we believe the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Further, lower-priced stocks have a perception in the investment community as being riskier and more speculative, which may negatively impact not only the price of our common stock, but also our market liquidity.
Certain Risks Associated With the Reverse Stock Split
There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure you that the Reverse Stock Split will produce or maintain the desired results. However, our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of the Reverse Stock Split Proposal.
We cannot assure you that the proposed Reverse Stock Split, if effected, will increase our stock price. There can be no assurance that the total market capitalization of our common stock (the aggregate value of all of our outstanding common stock at the then market price) after the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split, that the per share market price of our common stock following the Reverse Stock Split will either equal or exceed the current per share market price or that our common stock will not be subject to de-listing by Nasdaq.
On August 11, 2022, the closing sale price of our common stock was $0.555 per share. We expect that the Reverse Stock Split, if effected, will increase the per share trading price of our common stock. However, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. The effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. In many cases, the market price of a company’s shares declines after a reverse stock split, or the market price of a company’s shares immediately after a reverse stock split does not reflect a proportionate or mathematical adjustment to the market price based on the ratio of the reverse stock split. Accordingly, there can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding in connection with the Reverse Stock Split.
Reducing the number of outstanding shares of our common stock through the Reverse Stock Split, if we decide to proceed with the Reverse Stock Split, is intended, absent other factors, to increase the per share trading price of our common stock. However, even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the benefits that we anticipate, that the per share trading price of our common stock will increase following the Reverse Stock Split or that the per share trading price of our common stock will not decrease in the future. Although no assurances are possible concerning the trading price of our common stock if the Reverse Stock Split is effected or concerning future fluctuations in the market prices of our common stock after the Reverse Stock Split, based on such price, the Company’s intention in determining the reverse stock split ratio to be reflected in the Reverse Stock Split is that such ratio will result in minimum bid prices for our common stock immediately after the Reverse Stock Split exceeding the minimum bid price requirement for continued listing on Nasdaq, although whether the minimum bid price of our common stock continues to exceed the required minimum for a period of 30 consecutive trading days will depend in part on the ratio of the Reverse Stock Split and future fluctuations in the minimum bid price of our common stock.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.
The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase proportionately as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. While our Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will attract certain types of investors, such as institutional investors or investment funds, and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not improve as a result of a Reverse Stock Split and could be adversely affect by a higher per share price. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.
The Reverse Stock Split may result in future dilution to our stockholders.
The Reverse Stock Split will reduce the number of outstanding shares of our common stock without a proportionate reduction in the number of shares of authorized but unissued common stock in our Restated Certificate, which will give the Company a larger number of authorized shares available to be issued in the future without further stockholder action, except as may be required by applicable laws or the rules of any stock exchange on which our common stock is listed. The issuance of additional shares of our common stock may have a dilutive effect on the ownership of existing stockholders.
Potential Anti-Takeover Effect
By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our Board. For example, our Board might be able to delay or impede a takeover or transfer of control of our company by causing such additional authorized but unissued shares to be issued to holders who might side with our Board in opposing a takeover proposal that the Board determines is not in the best interests of the Company or our stockholders. The Reverse Stock Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split could have the effect of permitting our current management, including our current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company and the Board did not authorize the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.
Procedure for Effecting the Reverse Stock Split
The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by the Company, will be the date and time on the effectiveness of the Amendment that is filed with the Secretary of State of the State of Delaware. If the Reverse Stock Split Proposal is approved and the Board determines to proceed with the Reverse Stock Split, the exact timing of the filing of the Reverse Amendment will be determined by our Board and included in a public announcement.
If, at any time prior to the filing of the Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, determines that it is in the Company’s best interests and the best interests of the Company’s stockholders to delay the filing of the Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned. The Company reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the

Annual Meeting. By voting in favor of the Reverse Stock Split Proposal, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.
If a Reverse Stock Split is effected, then after the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Our common stock will continue to be listed on Nasdaq under the symbol “BTX” subject to any future change of listing of our securities, although it will be considered a new listing with a new CUSIP number. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.
Effect of the Reverse Stock Split
If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of common stock. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be paid out in cash. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).
We are currently authorized under our Restated Certificate to issue up to a total of 101,000,000 shares of capital stock, composed of 100,000,000 shares of common stock, par value $0.005 per share, and 1,000,000 shares of preferred stock, par value $0.005 per share. While the Reverse Stock Split would decrease the number of outstanding shares of our common stock, the number of authorized shares of common stock would remain at 100,000,000. Consequently, the Reverse Stock Split would have the effect of increasing the number of shares of common stock authorized and available for issuance under our Restated Certificate. Our Board believes such an increase is in our and our stockholders’ best interests as it would provide us with greater flexibility to issue shares of common stock in connection with possible future financings, joint ventures and acquisitions, as well as under our equity incentive plans and for other general corporate purposes. We do not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of common stock that would become available for issuance if the Reverse Stock Split is effected.
Effect on Beneficial Holders of Common Stock
If we effect the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.
Effect on Registered Holders of Common Stock
Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Computershare. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO FOLLOWING THE ANNOUNCEMENT OF THE COMPLETION OF THE REVERSE STOCK SPLIT.
No Appraisal Rights
Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.

Accounting Matters
The Reverse Stock Split will not affect the par value per share of our common stock. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding. Our stockholders’ equity, in the aggregate, will remain unchanged. Any common stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.
Material United States Federal Income Tax Considerations
The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, current judicial decisions and administrative rulings, as of the date hereof, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change may cause the U.S. federal income tax consequences of the proposed Reverse Stock Split to vary substantially from the consequences summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders (as defined below) in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, holders who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, holders who are S Corporations or other pass through entities, real estate investment trusts, retirement plans, holders whose functional currency is not the U.S. dollar, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, traders that mark-to-market their securities or persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.
This summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Stock Split. The state and local tax consequences, alternative minimum tax consequences, non-U.S. tax consequences and U.S. estate and gift tax consequences of the proposed Reverse Stock Split are not discussed herein and may vary as to each U.S. Holder (as defined below). Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all stockholders. U.S. Holders (as defined below) should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement taxable as a corporation) created or organized under the laws of the United States or any subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT.
Tax Consequences to the Company
We believe that the proposed Reverse Stock Split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.
Tax Consequences to U.S. Holders
A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock that is surrendered in exchange for cash in lieu of such fraction share). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should generally recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. Long-term capital gains of individuals are subject to tax at reduced rates.
A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our common stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.
Vote Required. If a quorum is present, approval of the Reverse Stock Split Proposal requires that a majority of the voting power of all of our outstanding common stock are cast “FOR” approval.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL INCLUDING THE AMENDMENT AND THE REVERSE STOCK SPLIT.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a filing.
Our Audit Committee consists of Chair, William Wexler, and members, Charles Cherington and Nicholas J. Singer. The Board has determined that each Audit Committee member is “independent,” as independence for Audit Committee members is defined in the applicable Nasdaq listing standards and rules of the SEC. The Board also determined that all members of the Audit Committee are financially literate, and Mr. Singer has been designated as an Audit Committee financial expert, as such term is defined in Item 407 of Regulation S-K. Although designated as Audit Committee financial experts, the Audit Committee Chair and members are not accountants for the Company nor, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose.
The role of the Audit Committee is to (a) oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements; (b) oversee the Company’s compliance with legal and regulatory requirements; (c) oversee the performance of the Company’s internal audit function; (d) take, or recommend that the Board of the Company take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors; and (e) prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.
The Audit Committee influences the overall tone for quality financial reporting, sound internal controls, and ethical behavior. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting and reporting policies that are used by the Company, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, expressing an opinion on the effectiveness of internal control over financial reporting (when required), and for reviewing the Company’s interim consolidated financial statements.
The independent auditors report directly to the Audit Committee. The Audit Committee has the sole authority and responsibility to recommend to the Board the nomination of the independent auditors for approval by the stockholders on an annual basis. The Audit Committee is directly responsible for the appointment, retention, termination, compensation, retention, evaluation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.
In 2021, the Audit Committee met and held discussions with management and Marcum, the Company’s prior independent registered public accounting firm. The Audit Committee discussed with management and Marcum the Company’s audited consolidated financial statements and policies and procedures designed to reduce the likelihood of events of non-compliance with rules and regulations, including discussions of the quality, not just the acceptability, of accounting policies and principles, significant judgments and estimates, system of internal control over financial reporting, and clarity of disclosures, including items reported as Critical Auditing Matters in the report of the independent auditor. The Audit Committee reviewed the annual plan and scope of work to be performed by Marcum, and met outside of the presence of management with Marcum to discuss their respective audit results, evaluations of Brooklyn’s internal controls, and the overall quality of Brooklyn’s financial reporting. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with Marcum those matters required to be discussed pursuant to PCAOB Auditing Standard 1301, “Communications with Audit Committees,” and the rules of the SEC, and reviewed a letter from Marcum disclosing such matters.
The Audit Committee also discussed with Marcum the firm’s independence from the Company and its management team and reviewed the written disclosures and letter from Marcum pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services, if any, with Marcum’s independence.

Based upon the reports and discussions described above, the Audit Committee, in accordance with its responsibilities, recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2021.
AUDIT COMMITTEE

William Wexler (Chair)
Charles Cherington
Nicholas J. Singer

WHERE TO GET ADDITIONAL INFORMATION
As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is https://www.investor.brooklynitx.com/financials/sec-filings
COST OF PROXY STATEMENT
We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.
STOCKHOLDER COMMUNICATIONS
General. All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to Brooklyn ImmunoTherapeutics, Inc., Attention: Secretary, 10531 4S Commons Drive, Suite 166-550, San Diego, CA 92127 or by e-mail to ajackson@brooklynitx.com or sgurrola@brooklynitx.com. Interested parties may also communicate with our Board by calling (212) 582-1199. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).
Submission of Shareholder Proposals and Director Nominations for 2023 Annual Meeting. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) must comply with our Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at Brooklyn ImmunoTherapeutics, Inc., Attention: Secretary, 10531 4S Commons Drive, Suite 166-550, San Diego, CA 92127. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2023 Annual Meeting must be received no later than April 14, 2023 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under the rules of the SEC, in the event we change the date of our 2023 Annual Meeting by more than thirty days from the one-year anniversary of the Annual Meeting, the deadline for a stockholder proposal to be included in our proxy statement and form of proxy relating to our 2023 Annual Meeting is a reasonable time before we begin to print and send our proxy materials for such meeting. Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2023 Annual Meeting between the close of business on April 14, 2023 and close of business on May 14, 2023. If we change the date of our 2023 Annual Meeting by more than thirty days before, or more than thirty days after, the one-year anniversary of the Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2023 Annual Meeting or, if later, the tenth day following the day on which public announcement of the date of such meeting is first made. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominees.
If a stockholder notifies us of an intent to present a proposal at the 2023 Annual Meeting at any time after June 28, 2023 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials. Under the rules of the SEC, in the event we change the date of our 2023 Annual Meeting by more than thirty days after the one-year anniversary of the Annual Meeting, the deadline for a stockholder to submit a proposal for the 2023 Annual Meeting is a reasonable time before we begin to print and send our proxy materials.
OTHER BUSINESS
The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named as proxies will vote in their discretion as they may deem appropriate.
By order of the Board of Directors,

/s/ Matthew Angel
MATTHEW ANGEL
Interim Chief Executive Officer

August 12, 2022

Appendix A
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
BROOKLYN IMMUNOTHERAPEUTICS, INC.
Brooklyn ImmunoTherapeutics, Inc. (the “Corporation”), a Delaware corporation, does hereby certify that:
1. The certificate of incorporation of the Corporation is hereby amended by adding the following paragraph to the end of Article IV thereof:
“Effective immediately upon the effectiveness of the Certificate of Amendment adding this paragraph to Article IV of this Certificate of Incorporation (the “Effective Time”), each ten (10) to twenty (20) shares of Common Stock that are issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, with the exact ratio within such range to be determined by the Board of Directors prior to the Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Reverse Stock Split shall occur automatically without any further action by the Corporation or its stockholders and whether or not any certificate representing such shares immediately prior to the Effective Time (the “Old Certificate”) is surrendered to the Corporation. The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock. The Reverse Stock Split shall be effected on a certificate-by-certificate basis and no fractional shares shall be issued upon the reclassification and combination. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the then fair value of a share as determined in good faith by the Board of Directors. Following the Effective Time, each Old Certificate shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been reclassified and combined, subject to the elimination of fractional share interests as described above, until such time as such Old Certificate has been surrendered to the Corporation.”
2. The amendment set forth in this Certificate of Amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
3.  On [     ], 2022, the Board of Directors of the Corporation determined that each [    ( )] shares of the Corporation’s common stock, par value $0.005 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, pursuant to the amendment set forth in this Certificate of Amendment. The Corporation publicly announced this ratio on [     ], 2022.
[Remainder of Page Intentionally Left Blank]
A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed and acknowledged on         , 2022.
BROOKLYN IMMUNOTHERAPEUTICS, INC.

By:
[Name], [Title]
A-2

BROOKLYN IMMUNOTHERAPEUTICS, INC.
10531 4S COMMONS DR
SUITE 160-550
SAN DIEGO, CA 92127

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on September 20, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BTX2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on September 20, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	**For**	**Withhold**
1a. Charles Cherington	☐	☐
1b. Matthew Angel	☐	☐
1c. Gregory Fiore	☐	☐
1d. William Wexler	☐	☐
1e. Nicholas J. Singer	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000576970_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Form 10-K and Form 10-K/A are available at www.proxyvote.com

BROOKLYN IMMUNOTHERAPEUTICS, INC.
Annual Meeting of Stockholders
September 21, 2022 11:00 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Charles Cherington and Matthew Angel, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of Brooklyn ImmunoTherapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on September 21, 2022, at the virtual-only meeting at **www.virtualshareholdermeeting.com/BTX2022,** and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000576970_2 R1.0.0.24

Continued and to be signed on reverse side